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                                                                 EXHIBIT 10.12.5


                                CREDIT AGREEMENT


                                      among


                          UNIVISION COMMUNICATIONS INC.


                           THE LENDERS PARTIES HERETO,


                                   BNP PARIBAS
          as Joint Advisor, Joint Lead Arranger and Joint Book Manager


                            THE CHASE MANHATTAN BANK
          as Joint Advisor, Joint Lead Arranger and Joint Book Manager


                                   BNP PARIBAS
                            THE CHASE MANHATTAN BANK
                                  as Arrangers


                                       and


                            THE CHASE MANHATTAN BANK
                             as Administrative Agent


                          Dated as of October 13, 2000




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                                TABLE OF CONTENTS
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                                                                                                               PAGE

SECTION 1. DEFINITIONS..........................................................................................1
         1.1      Defined Terms.................................................................................1
         1.2      Other Definitional Provisions................................................................18
SECTION 2. AMOUNT AND TERMS OF LOANS; COMMITMENT AMOUNTS.......................................................19
         2.1      Loans; Commitment Amounts....................................................................19
         2.2      Optional Prepayments.........................................................................21
         2.3      Mandatory Prepayments........................................................................21
         2.4      Conversion and Continuation Options..........................................................22
         2.5      Minimum Amounts of Tranches..................................................................22
         2.6      Interest Rates and Payment Dates.............................................................22
         2.7      Computation of Interest and Fees.............................................................23
         2.8      Inability to Determine Interest Rate.........................................................24
         2.9      Pro Rata Treatment and Payments..............................................................24
         2.10     Illegality...................................................................................25
         2.11     Increased Costs..............................................................................25
         2.12     Taxes........................................................................................26
         2.13     Indemnity....................................................................................27
         2.14     Unused Commitment Fees.......................................................................27
         2.15     Mitigation of Costs..........................................................................28
SECTION 3. REPRESENTATIONS AND WARRANTIES......................................................................28
         3.1      Financial Condition..........................................................................28
         3.2      No Change....................................................................................28
         3.3      Corporate Existence; Compliance with Law.....................................................28
         3.4      Corporate/Partnership Power; Authorization; Enforceable Obligations..........................29
         3.5      No Legal Bar.................................................................................29
         3.6      No Material Litigation.......................................................................29
         3.7      Ownership of Property; Liens.................................................................29
         3.8      Intellectual Property........................................................................30
         3.9      Taxes........................................................................................30
         3.10     Federal Regulations..........................................................................30
         3.11     ERISA........................................................................................31
         3.12     Investment Company Act; Other Regulations....................................................31
         3.13     Material Agreements..........................................................................31
         3.14     Subsidiaries.................................................................................31
         3.15     Purpose of Loans.............................................................................31
         3.16     Environmental Matters........................................................................32
         3.17     Accuracy and Completeness of Information.....................................................32
         3.18     Permits, Etc.................................................................................32
         3.19     Copyright Act Requirements...................................................................33
         3.20     Nature of Business...........................................................................33

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                                      -i-

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
         3.21     FCC Matters; Media Licenses..................................................................33
         3.22     Ranking of Loans.............................................................................34
         3.23     Insolvency...................................................................................34
         3.24     Labor Matters................................................................................34
         3.25     Condemnation.................................................................................34
         3.26     Leases, Licenses, Permits, Site Use Agreements and Other Occupancy Agreements................34
         3.27     Corporate Organization.......................................................................34
SECTION 4. CONDITIONS PRECEDENT................................................................................34
         4.1      Conditions to Closing Date...................................................................34
         4.2      Conditions to Each Loan......................................................................37
SECTION 5. AFFIRMATIVE COVENANTS...............................................................................38
         5.1      Financial Statements.........................................................................38
         5.2      Certificates; Other Information..............................................................39
         5.3      Payment of Obligations.......................................................................41
         5.4      Conduct of Business and Maintenance of Existence.............................................41
         5.5      Maintenance of Property; Insurance...........................................................42
         5.6      Inspection of Property; Books and Records; Discussions.......................................42
         5.7      Environmental Laws...........................................................................43
         5.8      Use of Proceeds..............................................................................43
         5.9      Compliance With Laws, Etc....................................................................43
         5.10     Media Licenses...............................................................................44
         5.11     Leases and Licenses..........................................................................44
         5.12     Notices......................................................................................44
SECTION 6. NEGATIVE COVENANTS..................................................................................44
         6.1      Financial Condition Covenants................................................................44
         6.2      Limitation on Indebtedness...................................................................45
         6.3      Limitation on Liens..........................................................................46
         6.4      Limitation on Fundamental Changes............................................................47
         6.5      Limitation on Sale of Assets.................................................................47
         6.6      Limitation on Dividends......................................................................47
         6.7      Limitation on Investments, Loans and Advances................................................48
         6.8      Limitation on Modifications of Debt Instruments; Repurchase of Junior Subordinated
                  Notes; Etc...................................................................................50
         6.9      Transactions with Affiliates.................................................................50
         6.10     Fiscal Year..................................................................................50
         6.11     Restrictions Affecting Subsidiaries..........................................................50
         6.12     Lease Obligations............................................................................50
         6.13     Unfunded Liabilities.........................................................................51
         6.14     Management Fees..............................................................................51
         6.15     Material Agreements..........................................................................51
         6.16     Limitation on Equity Offerings...............................................................51
SECTION 7. EVENTS OF DEFAULT...................................................................................51
SECTION 8. THE ADMINISTRATIVE AGENT AND THE ARRANGERS..........................................................54
         8.1      Appointment..................................................................................54
         8.2      Delegation of Duties.........................................................................55

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
         8.3      Exculpatory Provisions.......................................................................55
         8.4      Reliance by Administrative Agent and Arrangers...............................................55
         8.5      Notice of Default............................................................................56
         8.6      Non-Reliance on Administrative Agent, Arrangers and Other Lenders............................56
         8.7      Indemnification..............................................................................56
         8.8      Administrative Agent and Arrangers in Their Individual Capacities............................57
         8.9      Successor Administrative Agent or Arrangers..................................................57
         8.10     Arrangers....................................................................................58
SECTION 9. MISCELLANEOUS.......................................................................................58
         9.1      Amendments and Waivers.......................................................................58
         9.2      Notices......................................................................................59
         9.3      No Waiver; Cumulative Remedies...............................................................60
         9.4      Survival of Representations and Warranties...................................................60
         9.5      Payment of Expenses and Taxes................................................................60
         9.6      Successors and Assigns; Participations; Purchasing Lenders...................................61
         9.7      Adjustments; Set-Off.........................................................................64
         9.8      Counterparts.................................................................................64
         9.9      Severability.................................................................................64
         9.10     Integration..................................................................................65
         9.11     GOVERNING LAW................................................................................65
         9.12     Submission to Jurisdiction; Waivers; Appointment of Process Agent............................65
         9.13     Acknowledgements.............................................................................65
         9.14     WAIVERS OF JURY TRIAL........................................................................66
         9.15     Headings.....................................................................................66
         9.16     Conflict of Terms............................................................................66
         9.17     Copies of Certificates, Etc..................................................................66
         9.18     Confidentiality..............................................................................66
         9.19     Publicity....................................................................................66
         9.20     Margin Stock.................................................................................67

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EXHIBITS
--------
         A        Form of Note
         B        Form of Assignment and Acceptance
         C        Form of No Default/Representation Certificate
         D        Form of Covenant Compliance Certificate
         E        Form of Continuation Notice


SCHEDULES
---------
         1        Commitments
         2        Lender Notice Addresses
         3        Borrower Subsidiaries
         4        [Intentionally Omitted]
         5        Borrower Stations/Media Licenses
         6        Borrowers' and Subsidiaries' Investments
         7        Corporate Organization of Borrower





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


                                CREDIT AGREEMENT


     THIS CREDIT AGREEMENT, dated as of October 13, 2000, among (1) UNIVISION COMMUNICATIONS INC., a Delaware corporation (the "BORROWER"), (2) the several banks and other financial institutions from time to time parties to this Agreement (the "LENDERS"), (3) BNP PARIBAS, as Joint Advisor, Joint Lead Arranger and Joint Book Manager, (4) THE CHASE MANHATTAN BANK, a New York banking corporation ("CHASE"), as Joint Advisor, Joint Lead Arranger and Joint Book Manager, (5) BNP Paribas and Chase, as arrangers for the lenders hereunder (in such capacity, the "ARRANGERS") and (6) Chase, as administrative agent for the Lenders hereunder (in such capacity, the "ADMINISTRATIVE AGENT").

                              W I T N E S S E T H:

     WHEREAS, the Borrower has entered into that certain Credit Agreement dated as of September 26, 1996 with BNP Paribas and Chase, as Managing Agents, Chase, as Administrative Agent, and the banks and other financial institutions parties thereto, as lenders, as amended by the First Amendment to Credit Agreement dated as of April 10, 1997, the Second Amendment to Credit Agreement dated as of November 6, 1998 and the Third Amendment to Credit Agreement dated as of December 20, 1999 (the "EXISTING CREDIT AGREEMENT"), pursuant to which a credit facility in the maximum amount of $600,000,000 was made available to the Borrower;

     WHEREAS, the Borrower has commenced negotiations for the refinancing of the Existing Credit Agreement to, among other changes, increase the availability thereunder;

     WHEREAS, pending such refinancing and increase, the Borrower has requested that the Lenders extend to it a multiple-draw term loan facility for use by it in making certain investments and acquisitions, and for general corporate purposes of the Borrower and its subsidiaries, in each case on the terms and conditions set forth below;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS

     1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

     "ACCOUNTANTS": Arthur Andersen LLP or such other firm of independent certified public accountants of recognized national standing as shall be selected by the Borrower and satisfactory to the Arrangers.

     "ACQUISITIONS": (i) the acquisition by, or investment in, any Media/Communications Business by the Borrower or its Subsidiaries or (ii) the entering into by the Borrower or its

Subsidiaries of any Program Services Agreement, in each case as permitted by
Section 6.7(g), (k) or (l).

     "ADDITIONAL ENTRAVISION INVESTMENT": the Borrower's $110,000,000 equity investment in Entravision existing on the Closing Date (which shall be in addition to (i) the Borrower's $10,000,000 equity investment permitted by
Section 6.7(j) and (ii) additional investments by the Borrower in Entravision permitted by Section 6.7(k)).

     "ADMINISTRATIVE AGENT": as defined in the preamble hereto.

     "AFFILIATE": as to any Person, (a) any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or (b) any Person who is a director, officer, shareholder or partner (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in the preceding clause (a). For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote securities having 10% or more of the ordinary voting power for the election of directors of such Person or
(ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise; provided, however, that Perenchio, his Permitted Transferees and each of their respective Affiliates shall be deemed to be Affiliates of the Borrower and each other Loan Party.

     "AFFILIATED STATIONS": those television stations and cable television systems with which Network from time to time has Affiliation Agreements.

     "AFFILIATION AGREEMENTS": the Affiliation Agreements between Network and the Affiliated Stations, as such agreements may be amended or otherwise modified from time to time.

     "AGGREGATE AVAILABLE COMMITMENT": the sum of the Available Commitments of each Lender.

     "AGGREGATE COMMITMENT": the sum of the Commitments of each Lender.

     "AGREEMENT": this Credit Agreement, as amended, waived, supplemented or otherwise modified from time to time.

     "ALTERNATE BASE RATE": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Commercial Lending Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. "PRIME COMMERCIAL LENDING RATE" shall mean the rate of interest per annum publicly announced from time to time by Chase as its prime commercial lending rate in effect at its principal office in New York City. "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. If, for any reason, the Administrative Agent shall have determined (which determination shall be

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conclusive absent manifest error) that it is unable to ascertain the Federal
Funds Effective Rate for any reason, including, without limitation, the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Commercial Lending Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Commercial Lending Rate or the Federal Funds Effective Rate, respectively.

     "ALTERNATE BASE RATE LOANS": Loans the rate of interest applicable to which is based upon the Alternate Base Rate.

     "APPLICABLE LENDING OFFICE": for any Lender, its offices for LIBOR Loans and Alternate Base Rate Loans specified in Schedule 2 or in the Assignment and Acceptance pursuant to which it became a party hereto, as the case may be, any of which offices may, upon 10 days' prior written notice to the Administrative Agent and the Borrower, be changed by such Lender.

     "APPLICABLE MARGIN": for each LIBOR Loan, 1.500% per annum, and for each Alternate Base Rate Loan, 0.250% per annum.

     "ARRANGERS": as defined in the preamble hereto.

     "ASK JEEVES JV INVESTMENT": the investment by the Borrower in a 50/50 joint venture between Ask Jeeves, Inc. and the Borrower to create "Ask Jeeves en Espanol" to service Spanish-speaking internet users.

     "ASSET DISPOSITION": the sale, sale and leaseback, transfer, conveyance, exchange, long-term lease accorded sales treatment under GAAP or similar disposition (including by means of a merger, consolidation, amalgamation, joint venture or other substantive combination) of any of the Properties, business or assets (other than marketable securities, including "margin stock" within the meaning of Regulation U, liquid investments and other financial instruments but, including, without limitation, the assignment of any lease, license or permit relating to the Properties) of the Borrower or any of its Subsidiaries to any Person or Persons other than to the Borrower or any of its Subsidiaries; provided that Asset Dispositions shall not include (i) the sale in the ordinary course of business of equipment and vehicles, the proceeds of sale of which are used within 90 days after the sale date to refinance Indebtedness (including the Loans) incurred to purchase or to commit to purchase replacement equipment and vehicles to be used in the ordinary course of business and (ii) other sales of assets in the ordinary course of business which do not have a fair market value exceeding $5,000,000 in the aggregate in any fiscal year.

     "ASSIGNMENT AND ACCEPTANCE": an Assignment and Acceptance in the form of Exhibit B.

     "AVAILABLE COMMITMENT": with respect to each Lender, the amount by which
(a) the Commitment of such Lender on such date exceeds (b) the principal sum of such Lender's Loans outstanding.

     "BLANCO INVESTMENT": investment by the Borrower or one of its Subsidiaries in a construction permit for a new television station in Blanco, Texas, pending final FCC approval, in an amount not exceeding $19,000,000.

     "BORROWER": as defined in the preamble hereto.

     "BORROWER STOCK PURCHASE": the purchase by the Borrower, from time to time, of shares of its common stock in accordance with the terms of this Agreement.

     "BUSINESS DAY": a day other than a Saturday, Sunday or other day on which commercial banks in New York City or the State of California are authorized or required by law to close and which, in the case of a LIBOR Loan, is a Eurodollar Business Day.

     "CAPITAL EXPENDITURES": for any period, collectively, for any Person, the aggregate of all expenditures which are made during such period (whether paid in cash or accrued as liabilities), and all contractual commitments for such expenditures which are entered into during such period (provided that if any such commitment is included in one fiscal year, the actual payment in a later fiscal year shall not be included in such later fiscal year), by such Person, for property, plant or equipment and which would be reflected as additions to property, plant or equipment on a balance sheet of such Person prepared in accordance with GAAP (including, without limitation, all such property held under capital leases); provided, however, that Capital Expenditures shall exclude (i) any expenditures which arise from Program Rights Obligations and
(ii) any expenditures permitted hereunder with respect to Transponder Leases.

     "CAPITALIZED LEASE OBLIGATIONS": obligations for the payment of rent for any real or personal property under leases or agreements to lease that, in accordance with GAAP, have been or should be capitalized on the books of the lessee and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP; provided, that "Capitalized Lease Obligations" shall not include any such obligations relating to Transponder Leases.

     "CAPITAL STOCK": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), any and all warrants, options or rights to purchase or any other securities convertible into any of the foregoing.

     "CASH INCOME TAXES": cash income taxes paid by the Borrower and its consolidated Subsidiaries during the fiscal quarter most recently ended and the immediately preceding three fiscal quarters.

     "CHANGE IN CONTROL": (a) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (as in effect from time to time), whether or not applicable), other than Perenchio and any Person or group of Persons that are Permitted Transferees of Perenchio or are as of the date hereof Affiliates of Perenchio, is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total Voting Power of the Borrower or (b) the Borrower shall cease to be the beneficial owner, directly or indirectly, of 100% of the total Voting Power of Network and each other Subsidiary set forth on Schedule 3 attached hereto.

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     "CHASE": as defined in the preamble hereto.

     "CLOSING DATE": the date on which the conditions precedent set forth in
Section 4.1 have been satisfied.

     "CODE": the Internal Revenue Code of 1986, as amended from time to time.

     "COMMITMENT": the commitment of each Lender listed on Schedule 1 to make Loans hereunder through its Applicable Lending Office as set forth in Schedule 2, as the same may be adjusted pursuant to the provisions hereof.

     "COMMITMENT EXPIRATION DATE": December 29, 2000 or such earlier date as the Aggregate Commitment shall expire (whether by acceleration, reduction to zero or otherwise).

     "COMMITMENT FEE": as defined in Section 2.14.

     "COMMITMENT PERCENTAGE": with respect to each Lender, the percentage equivalent of the ratio which such Lender's Commitment bears to the Aggregate Commitment.

     "COMMONLY CONTROLLED ENTITY": as to any Person, an entity, whether or not incorporated, which is under common control with such Person within the meaning of Section 4001 of ERISA or is part of a group which includes such Person and which is treated as a single employer under Section 414 of the Code.

     "COMMUNICATIONS ACT": the Communications Act of 1934, as amended, and the rules and regulations issued thereunder, as from time to time in effect.

     "CONSIDERATION": with respect to any Acquisition, the aggregate consideration, in whatever form (including, without limitation, cash payments, the principal amount of promissory notes and Indebtedness assumed, the aggregate amounts payable to acquire, extend and exercise any option, the aggregate amount payable under Non-Compete Agreements and management agreements, and the fair market value of other property delivered) paid, delivered or assumed by the Borrower and its Subsidiaries for such Acquisition and the expenses associated therewith, including all brokerage commissions, legal fees and similar expenses. Notwithstanding anything herein to the contrary, no Acquisition involving the assumption of debt by the Borrower or its Subsidiaries shall be permitted if such assumption would violate the terms of this Agreement.

     "CONTINUATION NOTICE": a request for continuation or conversion of a Loan as set forth in Section 2.4, substantially in the form of Exhibit E.

     "CONTRACTUAL OBLIGATION": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

     "COVENANT COMPLIANCE CERTIFICATE": a certificate of the Chief Financial Officer of the Borrower substantially in the form of Exhibit D.

     "DEFAULT": any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

     "DENNEVAR B.V.": Dennevar B.V., a Dutch corporation wholly-owned indirectly by Venevision.

     "DOLLARS" and "$": lawful currency of the United States.

     "EBITDA": for any period, for the fiscal quarter most recently ended and the immediately preceding three fiscal quarters, Net Income after eliminating extraordinary gains and losses, PLUS (i) provisions for taxes, (ii) depreciation and amortization (including amortization of Program Rights Payments), (iii) Interest Expense, (iv) permitted termination payments owing by the Borrower or its Subsidiaries resulting from early termination of a time brokerage agreement, local marketing agreement or similar agreement, (v) payments made pursuant to Non-Compete Agreements and (vi) other non-cash charges, all to the extent deducted in computing Net Income, but after deducting (A) Program Rights Payments made or scheduled to be made, (B) non-cash revenues (to the extent included in the calculation of Net Income) and (C) principal payments for Transponder Leases. For purposes of pro forma calculations hereunder, calculations shall be made after giving effect to acquisitions, exchanges and dispositions of assets during such period as if such acquisition, exchange or disposition had occurred on the first day of such period.

     "ENTRAVISION": Entravision Communications Corporation, a Delaware corporation.

     "ENVIRONMENTAL LAWS": any and all foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or at any time hereafter in effect.

     "EQUITY OFFERING": all public offerings of the Capital Stock of the Borrower or any Subsidiary from time to time.

     "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "ERISA AFFILIATE": as to any Person, each trade or business including such Person, whether or not incorporated, which together with such Person would be treated as a single employer under Section 4001(a)(14) of ERISA.

     "EVENT OF DEFAULT": any of the events specified in Section 7, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

     "EURODOLLAR BUSINESS DAY": shall mean any day on which banks are open for dealings in Dollar deposits in the London Interbank Market.

     "EXCLUDED TAXES": all taxes imposed on or by reference to the net income of the Administrative Agent, each Arranger or any Lender or its Applicable Lending Office and all franchise taxes, taxes on doing business or taxes measured by capital or net worth imposed on any Lender or its Applicable Lending Office, in each case, imposed:

          (i) by the jurisdiction in which the Applicable Lending Office or other branch of such Person is located or in which such Person is organized or has its principal or registered office;

          (ii) by reason of any connection between the jurisdiction imposing such tax and such Lender other than a connection arising solely from this Agreement or any transaction contemplated hereby;

          (iii) by the United States or any political subdivision thereof or therein including without limitation, branch profits taxes imposed by the United States or similar taxes imposed by any subdivision thereof; or

          (iv) by reason of the failure of any Lender to provide accurate documentation required to be provided by such Lender pursuant to Section 2.12(b) or Section 9.6.

     "EXISTING CREDIT AGREEMENT": as defined in the recitals hereto, it being understood that as used herein, such term shall refer to such Agreement as in existence on the Closing Date without giving effect to any amendments thereto made on or after the Closing Date unless consented to by the Majority Lenders in writing.

     "EXISTING CREDIT AGREEMENT CLOSING DATE": September 30, 1996.

     "FCC": the Federal Communications Commission or any successor thereto.

     "FEDERAL FUNDS EFFECTIVE RATE": as defined in the definition of "ALTERNATE BASE RATE" contained in this Section 1.1.

     "FINANCIAL STATEMENTS": as defined in Section 3.1(a).

     "FIXED CHARGE COVERAGE RATIO": for the Borrower and its Subsidiaries on a consolidated basis, the ratio of EBITDA for the fiscal quarter most recently ended and the immediately preceding three fiscal quarters to the sum of (i) Total Debt Service for the fiscal quarter most recently ended and the immediately preceding three fiscal quarters (excluding the effect of any redemption of Modesto Station Purchase Preferred Stock to the extent made with the proceeds of Loans (as defined in the Existing Agreement)), (ii) Capital Expenditures for the fiscal quarter most recently ended and the immediately preceding three fiscal quarters, (iii) Cash Income Taxes for the fiscal quarter most recently ended and the immediately preceding three fiscal quarters and (iv) Restricted Payments permitted under Section 6.6(ii) (other than those made by the Borrower to effect a Borrower Stock Purchase) paid by the Borrower or any Subsidiary for the fiscal quarter most recently ended and the immediately preceding three fiscal quarters.

     "FUNDED DEBT": the sum of (x) the outstanding principal balance of all Capitalized Lease Obligations, (y) the aggregate Redemption Value of all outstanding Modesto Station Purchase

Preferred Stock and (z) all Indebtedness of the Borrower and its Subsidiaries OTHER THAN Indebtedness described in clauses (f), (h), (i), (j) and (k) of
Section 6.2.

     "GAAP": generally accepted accounting principles in the United States in effect from time to time. If, at any time, GAAP changes in a manner which will materially affect the calculations determining compliance by the Borrower with any of its covenants in Section 6.1, such covenants shall continue to be calculated in accordance with GAAP in effect prior to such changes in GAAP.

     "GOVERNMENTAL AUTHORITY": any nation or government, any federal, state or other political subdivision thereof and any federal, state or local entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "GUARANTEE OBLIGATION": as to any Person (the "GUARANTEEING PERSON"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "PRIMARY OBLIGATIONS") of any other third Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(ii) to advance or supply funds for the purchase or payment of any such primary obligation or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lesser of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

     "INDEBTEDNESS": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than (i) current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices and (ii) current income taxes) or which is evidenced by a note, bond, debenture or similar instrument, excluding Program Rights Obligations, (b) all obligations of such Person under Capitalized Lease Obligations, (c) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (d) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (e) all obligations of such

Person, whether absolute or contingent, in respect of letters of credit opened for the account of such Person (other than any letters of credit opened for the purpose of facilitating the purchase of goods and services in the ordinary course of business and having a term of not more than 360 days), (f) all obligations of such Person under Non-Compete Agreements and Interest Rate Agreements and (g) all Guarantee Obligations of such Person in respect of any indebtedness, obligations or liabilities of any other Person of the type referred to in clauses (a) through (f) of this definition; provided that "Indebtedness" shall not include payments (to the extent included above) to be made by Network pursuant to the Program License Agreements or payments made to Affiliated Stations under the Affiliation Agreements.

     "INSOLVENCY": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

     "INSOLVENT": pertaining to a condition of Insolvency.

     "INTELLECTUAL PROPERTY": as defined in Section 3.8.

     "INTEREST EXPENSE": as of any date, for the fiscal quarter most recently ended and the immediately preceding three fiscal quarters, (A) the sum of (i) the amount of all interest on Funded Debt (or, with respect to clause (y) of the definition of Funded Debt, dividends) which was paid, payable and/or accrued for such period (without duplication of previous amounts), (ii) all commitment, letter of credit or line of credit fees paid, payable and/or accrued for such period (without duplication of previous amounts) to any lender in exchange for such lender's commitment to lend or otherwise extend credit and (iii) net amounts payable (or receivable) under all Interest Rate Agreements, LESS (B) all interest income.

     "INTEREST PAYMENT DATE": (a) as to any Alternate Base Rate Loan, the last day of each March, June, September and December to occur while the Loans are outstanding, (b) as to any LIBOR Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any LIBOR Loan having an Interest Period longer than three months, each day which is at the end of each three month-period within such Interest Period after the first day of such Interest Period and the last day of such Interest Period and (d) for each of
(a), (b) and (c) above, the day on which the Loans become due and payable in full and are paid or prepaid in full.

     "INTEREST PERIOD": with respect to any LIBOR Loan:

     (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such LIBOR Loan and ending one, two, three or six months (or, if reasonably available to all Lenders, nine or twelve months) thereafter, as selected by the Borrower in its notice of borrowing or its Continuation Notice, as the case may be, given with respect thereto; and

     (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such LIBOR Loan and ending one, two, three or six months (or, if reasonably available to all Lenders, nine or twelve months) thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Eurodollar Business Days prior to the last day of the then current Interest Period with respect thereto;

provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

          (i) if any Interest Period pertaining to a LIBOR Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

          (ii) any Interest Period that would otherwise extend beyond the date final payment is due on the Loans shall end on the date of such final payment;

          (iii) any Interest Period pertaining to a LIBOR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

          (iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any LIBOR Loan during an Interest Period for the Loans.

     "INTEREST RATE AGREEMENT": any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement under which the Borrower is a party or a beneficiary.

     "INTERNATIONAL PROGRAM RIGHTS AGREEMENT": the International Program Rights Agreement dated as of October 2, 1996 among the Borrower, Televisa and Venevision, as such agreement may be amended or otherwise modified from time to time in accordance with the terms hereof.

     "INVESTMENT COMPANY ACT": as defined in Section 3.12.

     "JUNIOR SUBORDINATED NOTES": collectively, (i) those certain Subordinated Ten Year Notes due 2002 issued by Network Holding in an aggregate original amount of $61,094,000 pursuant to an Indenture dated as of December 17, 1992 executed by Network Holding to First Trust National Association, as Trustee, the obligations under which have been assumed by the Borrower and (ii) those certain Subordinated Ten Year Notes due 2002 issued by PTI Holdings in an original aggregate amount of $10,306,000 pursuant to an Indenture dated as of December 17, 1992 executed by PTI Holdings to First Trust National Association, as Trustee, as such notes and/or such Indentures may be amended or otherwise modified from time to time in accordance with the terms hereof.

     "LENDERS": as defined in the preamble hereto and Section 8.8.

     "LIBOR": with respect to each day during each Interest Period pertaining to a LIBOR Loan, the rate per annum equal to the average (rounded upward to the nearest 1/16th of 1%) of the respective rates notified to the Administrative Agent by each of the Reference Banks as the rate at which such Reference Bank is offered Dollar deposits at or about 11:00 A.M., London time, two Eurodollar Business Days prior to the beginning of such Interest Period in the London Interbank Market for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its LIBOR Loan to be outstanding during such Interest Period.

     "LIBOR ADJUSTED RATE": with respect to each day during each Interest Period pertaining to a LIBOR Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                                      LIBOR
                        ---------------------------------
                        1.00 - LIBOR Reserve Requirements

     "LIBOR LOANS": Loans the rate of interest applicable to which is based upon LIBOR.

     "LIBOR RESERVE REQUIREMENTS": for any day as applied to a LIBOR Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such Federal Reserve System. As at the Closing Date, there are no such reserve requirements.

     "LICENSE FEE GUARANTIES": collectively, (i) the Guaranty dated as of October 1, 1996 executed by the Borrower in favor of Univisa with respect to Network's obligations under the Program License Agreement with Univisa and (ii) the Guaranty dated as of October 1, 1996 executed by the Borrower in favor of Dennevar B.V. with respect to Network's obligations under the Program License Agreement with Dennevar B.V., as such Guaranties may be amended or otherwise modified from time to time in accordance with the terms of the Loan Documents, and which Guaranties shall be unsecured.

     "LIEN": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Capitalized Lease Obligation having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

     "LOAN": as defined in Section 2.1(a).

     "LOAN DOCUMENTS": this Agreement, the Notes, the sideletter entered into between the Borrower and the Arrangers relating to syndication of the Loans and the Commitments, and any other agreement executed by a Loan Party in connection therewith and herewith, as such agreements and documents may be amended, supplemented and otherwise modified from time to time in accordance with the terms hereof.

     "LOAN PARTIES": the Borrower and its Subsidiaries.

     "MAJORITY LENDERS": Lenders having Commitments equal to or more than 51% of the Aggregate Commitment, or, if any Commitment has terminated, with respect to such Commitment, Lenders with outstanding Loans having an unpaid principal balance equal to or more than 51% of the unpaid principal balance of all Loans outstanding, excluding from such calculation Lenders which have failed or refused to fund a Loan when required to do so.

     "MARGIN STOCK": as defined in Regulation U.

     "MATERIAL ADVERSE EFFECT": a material adverse effect on (a) the business, operations, property, condition or prospects (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower to perform its obligations under the Loan Documents, or (c) the validity or enforceability of the Loan Documents or the rights or remedies of the Administrative Agent, the Arrangers or the Lenders hereunder or thereunder.

     "MATERIAL AGREEMENTS": the Program License Agreements, the Participation Agreement and the International Program Rights Agreement.

     "MATERIAL MEDIA LICENSES": all FCC licenses necessary to operate broadcast television or radio stations, including all FCC broadcast auxiliary licenses, all licenses for radio and television translators and all low-power FCC television licenses.

     "MATURITY DATE": the earlier of (i) October 12, 2001 or such earlier date as the Loans shall become due and payable (whether by acceleration or otherwise) and (ii) the date on which the Indebtedness under the Existing Credit Agreement is refinanced or repaid in full.

     "MEDIA/COMMUNICATIONS BUSINESS": the ownership and operation of radio and television stations, cable networks, cable programming, television programming and syndication, interactive television, direct broadcast satellite, pay-per-view television, sports promotion and sports team ownership, home shopping, print and on-line publishing or broadcasting, billboards and recorded music and music publishing; PROVIDED THAT to the extent any of the foregoing involve assets located, or businesses operating, outside of the United States, aggregate EBITDA derived from such assets or businesses shall not exceed 20% of EBITDA (based on the most recently ended twelve month period) for the Borrower and its Subsidiaries on a consolidated basis; and PROVIDED, FURTHER, THAT, acquisition of, or investment in, recorded music and/or music publishing shall not exceed $100,000,000 in the aggregate during the term of this Agreement. With respect to an investment made by the Borrower or its Subsidiaries in the form of an equity or debt investment (such as through the purchase of stock, partnership interests or otherwise), as opposed to acquisition of such assets or businesses directly, the calculation of EBITDA for purposes of the first proviso of this definition shall be made as if such assets and businesses were owned directly by the Borrower or its Subsidiaries.

     "MEDIA LICENSES": any franchise, license, permit, certificate, ordinance, approval or other authorization, or any renewal or extension thereof, from any federal, state or local government or governmental agency, department or body that is necessary for the broadcast or other operations of the Borrower or any of its Subsidiaries.

     "MEXICAN LEAGUE SOCCER ACQUISITION": a payment by the Borrower to Televisa (or an affiliate of Televisa) to acquire U.S. broadcast rights to soccer games of certain Mexican League soccer teams.

     "MODESTO STATION": full power television station KUVS(TV) (formerly KCSO-TV) in Modesto, California.

     "MODESTO STATION PURCHASE PREFERRED STOCK": 12,000 shares of the Borrower's Series A Cumulative Convertible Preferred Stock having an aggregate liquidation preference of $12,000,000 (plus accrued and unpaid dividends paid quarterly at a rate per annum equal to 6%) issued by the Borrower in payment of a portion of the purchase price of the Modesto Station, the terms of which shall not be amended without the consent of the Majority Lenders.

     "MULTIEMPLOYER PLAN": a plan which is a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

     "NET INCOME": for the Borrower and its Subsidiaries on a consolidated basis, net income as determined in accordance with GAAP and in a manner consistent with the calculation of net income as set forth in the Financial Statements.

     "NET PROCEEDS": (A) with respect to any Asset Disposition, the net amount equal to the aggregate amount received in cash (including any cash received by way of deferred payment pursuant to a note receivable, other non-cash consideration or otherwise, but only as and when such cash is so received) in connection with such Asset Disposition MINUS the sum of (a) the reasonable fees, commissions and other out-of-pocket expenses incurred by the Borrower or any of its Subsidiaries in connection with such Asset Disposition (other than amounts payable to Affiliates of the Person making such disposition), (b) Indebtedness, other than the Loans, required to be paid as a result of such Asset Disposition and (c) federal, state and local taxes incurred and paid in connection with such Asset Disposition; and (B) with respect to any Equity Offering, the net amount equal to the aggregate amount received in cash (including any cash received by way of deferred payment pursuant to a note receivable, other non-cash consideration or otherwise, but only as and when such cash is so received) in connection with such Equity Offering MINUS the reasonable fees, commissions and other out-of-pocket expenses incurred by the Borrower in connection with such Equity Offering (other than amounts payable to Affiliates of the Person making such Equity Offering).

     "NETWORK": The Univision Network Limited Partnership, a Delaware limited partnership.

     "NETWORK HOLDING": The Univision Network Holding Limited Partnership, a Delaware limited partnership.

     "NET WORKING INVESTMENT": for the Borrower on a consolidated basis, (i) current assets (excluding cash and investments permitted under Section 6.7(b)) less (ii) current liabilities (excluding the current portion of Funded Debt).

     "NEW INVESTMENTS": collectively, the Additional Entravision Investment and Other Media/Communications Investments, and `New Investment' means any one of the foregoing.

     "NON-COMPETE AGREEMENTS": all agreements pursuant to which the Borrower, any of its Subsidiaries or any Station has agreed to make payments (whether in cash or in kind) to another Person for the agreement of such Person not to compete with the Borrower, such Subsidiary or such Station in a given area.

     "NOTE": as defined in Section 2.1(c).

     "OBLIGATIONS": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and whether or not at a default rate) the Notes and all other obligations and liabilities of the Borrower to the Administrative Agent, the Arrangers and the Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Notes, any other Loan Document and any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel, and the allocated reasonable cost of internal counsel, to the Administrative Agent, the Arrangers or the Lenders that are required to be paid by the Borrower pursuant to the terms of this Agreement) or otherwise.

     "OCCUPANCY AGREEMENTS": as defined in Section 5.11.

     "OTHER MEDIA/COMMUNICATIONS INVESTMENTS": investments of the Borrower or its Subsidiaries made after December 20, 1999 in businesses in the Media/Communications Business in an aggregate amount not exceeding $400,000,000.

     "PARTICIPATION AGREEMENT": the Participation Agreement dated as of October 2, 1996 among the Borrower, Perenchio, Televisa, Gustavo A. Cisneros, Ricardo J. Cisneros and Venevision, as such agreement may be amended or otherwise modified from time to time in accordance with the terms hereof.

     "PARTICIPANT": as defined in Section 9.6(b).

     "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor thereto.

     "PERENCHIO": A. Jerrold Perenchio.

     "PERMITTED TRANSFEREES": (i) Perenchio's spouse and lineal descendants,
(ii) Perenchio's personal representatives and heirs, (iii) any trustee of any trust created primarily for the benefit of any, some or all of such spouse and lineal descendants or of any revocable trust created by Perenchio, (iv) following the death of Perenchio, all beneficiaries under any such trust, (v) Perenchio, in the case of a transfer from any transferee back to Perenchio and
(vi) any entity, all of the equity of which is directly or indirectly owned by any of the foregoing which is not an Affiliate of any other Person.

     "PERSON": any individual, firm, partnership, limited liability company, joint venture, corporation, association, business enterprise trust, unincorporated organization, government or department or agency thereof or other entity, whether acting in an individual, fiduciary or other capacity.

     "PIK INTEREST": with respect to any Funded Debt of the Borrower, all interest on such Funded Debt which interest is paid by the issuance of additional Funded Debt (and not paid in cash) having no principal payable thereon on or before December 31, 2003.

     "PLAN": as to any Person, any plan (other than a Multiemployer Plan) subject to Title IV of ERISA maintained for employees of such Person or any ERISA Affiliate of such Person (and any such plan no longer maintained by such Person or any of such Person's ERISA Affiliates to which such Person or any of such Person's ERISA Affiliates has made or was required to make any contributions within any of the five preceding years).

     "PREFERRED STOCK DEFAULT": the occurrence and continuance of an Event of Default described in Section 7(a), Section 7(c) (by reason of a failure to comply with the requirements of Section 6.1) or Section 7(f).

     "PRIMARY STATION": any full power television station now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries; provided such term shall not include any Station, any translator or other television station owned, leased or operated by Entravision so long as Entravision is not a Subsidiary.

     "PROGRAM LICENSE AGREEMENTS": collectively, (i) that certain Amended and Restated Program License Agreement dated as of October 1, 1996, between Univisa and Network, pursuant to which Univisa makes certain current and library programming available to Network, and the Guaranty dated as of October 1, 1996 by Televisa in favor of Network, guaranteeing the obligations of Univisa thereunder and (ii) that certain Amended and Restated Program License Agreement dated as of October 1, 1996, between Dennevar and Network, pursuant to which Dennevar makes certain current and library programming available to Network, and the Guaranty dated as of October 2, 1996 by Venevision in favor of Network, guaranteeing the obligations of Dennevar thereunder, as such Agreements and Guaranties may be amended or modified from time to time in accordance with the terms hereof.

     "PROGRAM RIGHTS OBLIGATIONS": all obligations, whether fixed or contingent, of the Borrower and its Subsidiaries in respect of the right to broadcast programs and films produced or supplied by any Person (other than a Loan Party, Televisa, Venevision or their respective Affiliates pursuant to Program License Agreements).

     "PROGRAM RIGHTS PAYMENTS": for any period, the sum (determined on a consolidated basis and without duplication) of all payments by the Borrower and its Subsidiaries made or scheduled to be made during such period in respect of Program Rights Obligations; provided that (a) if the payment schedule for a Program Rights Obligation is modified at no cost (including, but not limited to, interest costs) to the Borrower or any of its Subsidiaries, then the payments with respect to such Program Rights Obligation shall be deemed to be scheduled to be made pursuant to such modified schedule and (b) any down payment on a Program Rights Obligation shall be equally allocated over the term of the payment period for such Program Rights Obligation in an amount per month during such payment period equal to the amount of such down payment divided by the number of months during such payment period.

     "PROGRAM SERVICES AGREEMENTS": any local marketing agreement, time brokerage agreement, program services agreement or similar agreement providing for the Borrower or any of its Subsidiaries to program or sell advertising on all or any portion of the broadcast time of any television or radio station.

     "PROPERTIES": the collective reference to the real and personal property owned, leased, used, occupied or operated, under license or permit, by the Borrower or any of its Subsidiaries.

     "PTI HOLDINGS": PTI Holdings, Inc., a Delaware corporation.

     "PURCHASING LENDERS": as defined in Section 9.6(c).

     "REDEMPTION VALUE": with respect to each share of Modesto Station Purchase Preferred Stock, $1,000.

     "REFERENCE BANKS": Chase and BNP Paribas.

     "REFERENCE BANKS RATE": a rate per annum equal to the average (rounded upward to the nearest 1/16th of 1%) of the respective rates notified to the Administrative Agent by each of the Reference Banks as the cost of funds at which such Reference Bank is able to fund an amount comparable to the amount of its LIBOR Loan to be converted to this rate, plus the Applicable Margin for LIBOR Loans.

     "REGISTER": as defined in Section 9.6(d).

     "REGULATION D": Regulation D of the Board of Governors of the Federal Reserve System, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof and any successor regulation thereto.

     "REGULATION U": Regulation U of the Board of Governors of the Federal Reserve System, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof and any successor regulation thereto.

     "REORGANIZATION": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

     "REPORTABLE EVENT": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under PBGC regulations.

     "REQUIREMENT OF LAW": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, determination or policy statement or interpretation of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "RESPONSIBLE OFFICER": the chief executive officer, the president, any executive vice president, any senior vice president or any vice president of the Borrower or, with respect to financial matters, the chief financial officer, treasurer or controller of the Borrower.

     "RESTRICTED PAYMENTS": as defined in Section 6.6.

     "SECONDARY STATION": any Station other than a Primary Station.

     "SENIOR DEBT": Funded Debt other than (i) Subordinated Indebtedness and
(ii) Modesto Station Purchase Preferred Stock.

     "SINGLE EMPLOYER PLAN": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

     "SOLVENT": when used with respect to any Person, that:

          (i) the present fair salable value of such Person's assets is in excess of the total amount of the probable liability on such Person's liabilities;

          (ii) such Person is able to pay its debts as they become due; and

          (iii) such Person does not have unreasonably small capital to carry on such Person's business as theretofore operated and all businesses in which such Person is about to engage.

     "STATION": any full power television station, any low power television station and any translator now or hereafter owned or operated by the Borrower or any of its Subsidiaries; provided such term shall not include any Station, any translator or other television station owned or operated by Entravision (or any subsidiary of Entravision) so long as Entravision is not a Subsidiary.

     "SUBORDINATED INDEBTEDNESS": the Junior Subordinated Notes referred to in clause (i) of the definition thereof contained in Section 1.1.

     "SUBSIDIARY": as to any Person at any time of determination, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary Voting Power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries or Subsidiaries, or both, by such Person. Unless otherwise qualified, all references to a "subsidiary" or to "subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

     "TAXES": as defined in Section 2.12(a).

     "TELEVISA": Grupo Televisa S.A. de C.V.

     "TERMINATION EVENT": (i) a Reportable Event, (ii) the institution of proceedings to terminate a Single Employer Plan by the PBGC under Section 4042 of ERISA, (iii) the appointment by the PBGC of a trustee to administer any Single Employer Plan or (iv) the existence of any other event or condition that would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment by the PBGC of a trustee to administer, any Single Employer Plan.

     "TOTAL DEBT RATIO": for the Borrower and its Subsidiaries on a consolidated basis, the ratio of Funded Debt outstanding at such time to EBITDA for the fiscal quarter most recently ended and the immediately preceding three fiscal quarters.

     "TOTAL DEBT SERVICE": as of any date, for the fiscal quarter most recently ended and the immediately preceding three fiscal quarters, the sum of (i) all Interest Expense and (ii) all regularly scheduled principal payments due on Funded Debt (which result in permanent reductions in availability) (other than payments made pursuant to Section 2.2 and 2.3, or Section 2.5 and 2.6 of the Existing Credit Agreement) or, with respect to Modesto Station Purchase Preferred Stock, the amount paid for any redemption thereof (excluding the effect of any redemption of Modesto Station Purchase Preferred Stock to the extent made with the proceeds of Loans (as defined in the Existing Credit Agreement)).

     "TOTAL INTEREST COVERAGE RATIO": the ratio of EBITDA to Interest Expense for the fiscal quarter most recently ended and the immediately preceding three fiscal quarters.

     "TRANCHE": the collective reference to LIBOR Loans the Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such LIBOR Loans shall originally have been made on the same day).

     "TRANSFEREE": as defined in Section 9.6(f).

     "TRANSPONDER LEASES": collectively, the long-term capital leases for Network of satellite transponders for the distribution of programming.

     "TYPE": as to any Loan, its nature as an Alternate Base Rate Loan or a LIBOR Loan.

     "UNIVISA": Univisa, Inc., a Delaware corporation.

     "VENEVISION": Corporacion Venezolana de Television (Venevision) C.A., a Venezuelan corporation.

     "VOTING POWER": the aggregate number of votes of all classes of Capital Stock of such Person which ordinarily has voting power for the election of directors of such Person.

     1.2 OTHER DEFINITIONAL PROVISIONS(a) . (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes, any other Loan Document or any certificate or other document made or delivered pursuant hereto or thereto.

     (b) As used herein, in the Notes, in any other Loan Document, and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

     (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

     (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION 2. AMOUNT AND TERMS OF LOANS; COMMITMENT AMOUNTS

     2.1 LOANS; COMMITMENT AMOUNTS. (a) Subject to the terms and conditions hereof, each Lender severally agrees to make term loans (each a "LOAN" and, collectively, the "LOANS") through its Applicable Lending Office to the Borrower from time to time from and including the Closing Date to but excluding the Commitment Expiration Date in accordance with the provisions of this Agreement; provided, however, that the aggregate principal amount of all Loans outstanding shall not exceed the Aggregate Commitment at any time; and provided, further, that (i) the initial borrowing of Loans hereunder shall be in a minimum aggregate principal amount of $20,000,000 and (ii) each subsequent borrowing hereunder shall be in a minimum aggregate principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof.

     The principal amount of each Lender's Loan shall be in an amount equal to the product of (i) such Lender's Commitment Percentage (expressed as a fraction) and (ii) the total amount of the Loans requested; provided that in no event shall any Lender be obligated to make a Loan if after giving effect to such Loan such Lender's Loans outstanding would exceed its Commitment or if the amount of such requested Loan is in excess of such Lender's Available Commitment.

     (b)  Subject to Sections 2.8 and 2.10, the Loans may from time to time be
(i) LIBOR Loans, (ii) Alternate Base Rate Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with either Section 2.1(d) or 2.7. Notwithstanding the foregoing, the initial Loans made on or after the Closing Date shall be made as Alternate Base Rate Loans and shall be subject to conversion to LIBOR Loans pursuant to Section
2.7. Each Lender may make or maintain its Loans to or for the account of the Borrower by or through any Applicable Lending Office.

     (c) The Loans made by each Lender to the Borrower shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A (a "NOTE"), with appropriate insertions therein as to payee, date and principal amount, payable to the order of such Lender and representing the obligation of the Borrower to pay the aggregate unpaid principal amount of all Loans made by such Lender to the Borrower pursuant to Section 2.1(a), with interest thereon as prescribed in Sections 2.6 and 2.7. Each Lender is hereby authorized (but not required) to record the date and amount of each payment or prepayment of principal of its Loans made to the Borrower, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of LIBOR Loans, the length of each Interest Period with respect thereto, in the books and records of such Lender, and any such recordation shall constitute PRIMA FACIE evidence of the accuracy of the information so recorded. The failure of any Lender to make any such recordation or notation in the books and records of the Lender (or any error in such recordation or notation) shall not affect the obligations of the Borrower hereunder or under the Notes. Each Note shall (i) be dated the Closing Date, (ii) provide for the payment of interest in accordance with Sections 2.6 and 2.7 and (iii) be stated to be payable on the Maturity Date.

     (d) The Borrower shall give the Administrative Agent irrevocable written notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, one Business Day prior to each proposed borrowing date or, if all or any part of the Loans are requested to be made as LIBOR Loans, three Eurodollar Business Days prior to each proposed borrowing date) requesting that the Lenders make the Loans on the proposed borrowing date and specifying
(i) subject to Section 2.1(a), the aggregate amount of Loans requested to be made, (ii) subject to Section 2.1(b), whether the Loans are to be LIBOR Loans, Alternate Base Rate Loans or a combination thereof and (iii) if the Loans are to be entirely or partly LIBOR Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. If all or any part of the requested Loans are to be used by the Borrower for a Borrower Stock Purchase, such notice shall further (i) specify (A) the amount of requested Loans to be used for such Borrower Stock Purchase, (B) the aggregate amount of Loans used for Borrower Stock Purchases since the Existing Credit Agreement Closing Date, (C) the aggregate consideration paid for Borrower Stock Purchases since the Existing Credit Agreement Closing Date, (D) the aggregate number of shares of the Borrower purchased by the Borrower since the Existing Credit Agreement Closing Date and (E) the total number of issued and outstanding shares of the Borrower of any class, and (ii) include a representation that the use of the requested Loans for such Borrower Stock Purchase shall not cause the aggregate consideration paid for Borrower Stock Purchases to exceed $150,000,000 or cause the aggregate percentage of such purchased stock to exceed 10% of issued common stock of the Borrower. On receipt of such notice, the Administrative Agent shall promptly notify each Lender thereof not later than 11:00 A.M., New York City time on the date of receipt of such notice. On the proposed borrowing date, not later than 12:00 noon, New York City time, each Lender shall make available to the Administrative Agent at its office specified in Section 9.2 the amount of such Lender's pro rata share of the aggregate borrowing amount (as determined in accordance with the second paragraph of Section 2.1(a)) in immediately available funds. The Administrative Agent may, in the absence of notification from any Lender that such Lender has not made its pro rata share available to the Administrative Agent, on such date, credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate amount of Loans.

     (e) At the Borrower's option and upon at least one Business Day's prior irrevocable written notice to the Administrative Agent, with such notice specifying the amount and the date of such reduction, the Borrower may permanently reduce the Aggregate Commitment in whole at any time or in part from time to time; provided, however, that each partial reduction of the Aggregate Commitment shall be in an aggregate amount equal to at least $5,000,000 or an integral multiple of $1,000,000. The Administrative Agent shall promptly notify each Lender (by telecopy or by telephone) of such requested Aggregate Commitment reduction.

     (f) Reductions of the Aggregate Commitment pursuant to this Section 2.1 shall automatically effect a reduction of the Commitment of each Lender to an amount equal to the product of (i) the Aggregate Commitment of all Lenders, as reduced pursuant to this Section 2.1 and (ii) the Commitment Percentage of such Lender, in each case determined immediately prior to such reduction of the Aggregate Commitment on such date.

     (g)  Upon each reduction of the Aggregate Commitment, the Borrower shall
(i) pay the unused commitment fee, payable pursuant to Section 2.14, accrued on the amount of the Aggregate Commitment so reduced through the date of such reduction, (ii) prepay the amount, if any, by which the aggregate unpaid principal amount of the Loans exceeds the amount of the Aggregate Commitment as so reduced, together with accrued interest on the amount being prepaid to the date of such prepayment and (iii) compensate the Lenders for their funding costs, if any, in accordance with Section 2.13.

     (h) Neither the Administrative Agent, the Arrangers nor any Lender shall be responsible for the obligation or Available Commitment of any other Lender hereunder, nor will the failure of any Lender to comply with the terms of this Agreement relieve any other Lender or the Borrower of its obligations under this Agreement and the Notes. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

     (i) The Commitment of each Lender and the Aggregate Commitment shall terminate on the Commitment Expiration Date.

     2.2 OPTIONAL PREPAYMENTS. The Borrower may on the last day of any Interest Period with respect thereto, in the case of LIBOR Loans, or at any time and from time to time, in the case of Alternate Base Rate Loans, prepay the Loans, in whole or in part, without premium or penalty, upon at least three Business Days' irrevocable written notice, in the case of LIBOR Loans, and upon at least one Business Day's irrevocable written notice, in the case of Alternate Base Rate Loans, from the Borrower to the Administrative Agent, specifying the date and amount of prepayment and whether the prepayment is of LIBOR Loans, Alternate Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable by the Borrower on the date specified therein, together with accrued interest to such date on the amount prepaid and amounts payable pursuant to Section 2.13. Amounts prepaid on account of the Loans may not be reborrowed. Partial prepayments of Loans shall be in an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000.

     2.3 MANDATORY PREPAYMENTS. (a) In the event that the Borrower or any of its Subsidiaries makes an Equity Offering not all of the Net Proceeds of which are applied towards an Acquisition permitted by Section 6.7(g), the Borrower shall, within ten Business Days of such Equity Offering, prepay the Loans in an amount equal to the Net Proceeds thereof remaining after application of the prepayment required by Section 2.6(d) of the Existing Credit Agreement.

     (b) Amounts prepaid on account of the Loans may not be reborrowed. Each prepayment shall be accompanied by payment in full of all accrued interest and accrued commitment fees thereon to and including the date of such prepayment, together with any additional amounts owing pursuant to Section 2.13.

     2.4 CONVERSION AND CONTINUATION OPTIONS. (a) The Borrower may elect from time to time to convert LIBOR Loans to Alternate Base Rate Loans, by the Borrower giving the Administrative Agent at least two Business Days' prior irrevocable written notice of such election pursuant to a Continuation Notice, provided that any such conversion of LIBOR Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Alternate Base Rate Loans to LIBOR Loans by the Borrower giving the Administrative Agent at least three Eurodollar Business Days' prior irrevocable written notice of such election pursuant to a Continuation Notice. Any such notice of conversion to LIBOR Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. All or any part of outstanding LIBOR Loans and Alternate Base Rate Loans may be converted as provided herein, provided that (i) any such conversion may only be made if, after giving effect thereto, Section 2.5 shall not have been contravened, (ii) no Loan may be converted into a LIBOR Loan after the date that is one month prior to the Maturity Date and (iii) the Borrower shall not have the right to elect to continue at the end of the applicable Interest Period, or to convert to, a LIBOR Loan if a Default shall have occurred and be continuing.

     (b) Any LIBOR Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such LIBOR Loan, provided that no LIBOR Loan may be continued as such (i) if, after giving effect thereto, Section 2.5 would be contravened, (ii) after the date that is one month prior to the Maturity Date or (iii) if a Default shall have occurred and be continuing and provided, further, that if the Borrower shall fail to give any required notice as described above in this Section or if such continuation is not permitted pursuant to the preceding proviso, such Loans shall be automatically converted to Alternate Base Rate Loans on the last day of such then-expiring Interest Period.

     2.5 MINIMUM AMOUNTS OF TRANCHES. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Tranche shall be equal to $1,000,000 or a whole multiple of $1,000,000 in excess thereof and, in any case, there shall not be more than 12 Tranches.

     2.6 INTEREST RATES AND PAYMENT DATES. (a) Each LIBOR Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the LIBOR Adjusted Rate plus the Applicable Margin.

     (b) Each Alternate Base Rate Loan shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

     (c) (i) If all or a portion of the principal amount of any Loan or any interest payable on the Loans shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all amounts outstanding shall bear interest at a rate per annum which is the rate described in paragraph (b) of this Section plus 2% from the date of such non-payment until such amount is paid in full (after as well as before judgment).

          (ii) If any Default (other than a Default described in clause (i) of this Section 2.6(c)) shall have occurred and be continuing, all amounts outstanding shall bear interest at a rate per annum which is the rate described in paragraph (b) of this Section plus 1% from the date which is 45 days after the occurrence of such Default until such Default is no longer continuing (after as well as before judgment).

     (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable on demand.

     2.7 COMPUTATION OF INTEREST AND FEES. (a) Interest on Alternate Base Rate Loans (other than Alternate Base Rate Loans based on the Federal Funds Effective Rate) shall be calculated on the basis of a 365- (or 366-, as the case may be), day year for the actual days elapsed and interest on LIBOR Loans, unused commitment fees and all other Obligations of the Borrower shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a LIBOR Adjusted Rate. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate or the LIBOR Reserve Requirements shall become effective as of the opening of business on the day on which such change in the Alternate Base Rate is announced or such change in the LIBOR Reserve Requirements becomes effective, as the case may be. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

     (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

     (c) If any Reference Bank's Commitment shall terminate or all of its Loans and participations in Letters of Credit shall be assigned for any reason whatsoever, such Reference Bank shall thereupon cease to be a Reference Bank, and if, as a result of the foregoing, there would only be one Reference Bank remaining, the Administrative Agent and the Arrangers (after consultation with the Borrower and the Lenders) shall, by notice to the Borrower and the Lenders, designate another Lender reasonably acceptable to the Borrower as a Reference Bank so that there shall at all times be at least two Reference Banks.

     (d) Each Reference Bank shall use its best efforts to furnish quotations of rates to the Administrative Agent as contemplated hereby. If any of the Reference Banks shall be unable or shall otherwise fail to supply such rates to the Administrative Agent upon its request, the rate of interest shall be determined on the basis of the quotations of the remaining Reference Banks or Reference Bank.

     2.8 INABILITY TO DETERMINE INTEREST RATE. In the event that prior to the first day of any Interest Period:

     (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower absent manifest error) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR Adjusted Rate for such Interest Period, or

     (b) the Administrative Agent shall have received notice from the Majority Lenders that the LIBOR Adjusted Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any LIBOR Loans requested to be made on the first day of such Interest Period shall accrue interest at the Reference Banks Rate, (y) Loans that were to have been converted on the first day of such Interest Period to LIBOR Loans shall be converted to Loans accruing interest at the Reference Banks Rate or continued as Alternate Base Rate Loans, as the Borrower shall select and (z) any outstanding LIBOR Loans shall be converted, on the first day of such Interest Period, to Loans accruing interest at the Reference Banks Rate or to Alternate Base Rate Loans, as the Borrower shall select. Until such notice has been withdrawn by the Administrative Agent, no further LIBOR Loans shall be made or continued as such, nor shall the Borrower have the right to convert Alternate Base Rate Loans to LIBOR Loans.

     2.9 PRO RATA TREATMENT AND PAYMENTS. Each borrowing by the Borrower from the Lenders hereunder and any reduction of the Aggregate Commitment shall be made pro rata according to the respective Commitment Percentages of the Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal and interest amounts of such Loans then held by the Lenders. All payments (including prepayments) to be made by the Borrower hereunder and under the Notes, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent's office specified in Section 9.2, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the applicable Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the LIBOR Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a LIBOR Loan becomes due and payable on a day other than a Eurodollar Business Day, the maturity thereof shall be extended to the next succeeding Eurodollar Business Day (and interest shall continue to accrue thereon at the applicable rate) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Eurodollar Business Day.

     2.10 ILLEGALITY. Notwithstanding any other provision herein, if any change after the date of execution hereof in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender or Applicable Lending Office to make or maintain LIBOR Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make LIBOR Loans, continue LIBOR Loans as such and convert Alternate Base Rate Loans to LIBOR Loans shall forthwith be suspended during such period of illegality and (b) the Loans of such Lender or Applicable Lending Office then outstanding as LIBOR Loans, if any, shall be converted automatically to Alternate Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a LIBOR Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.13. To the extent that a Lender's LIBOR Loans have been converted to Alternate Base Rate Loans pursuant to this Section 2.10, all payments and prepayments of principal that otherwise would be applied to such Lender's LIBOR Loans shall be applied instead to its Alternate Base Rate Loans.

     2.11 INCREASED COSTS. (a) In the event that any change after the date of execution hereof in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law but, if not having the force of law, generally applicable to and complied with by banks and financial institutions of the same general type as such Lender in the relevant jurisdiction) from any central bank or other Governmental Authority made subsequent to the date hereof:

          (i) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirements against assets held by, letters of credit or guarantees issued by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender or Applicable Lending Office which is not otherwise included in the determination of the LIBOR Adjusted Rate hereunder; or

          (ii) shall impose on such Lender or Applicable Lending Office any other condition;

and the result of any of the foregoing is to increase the cost to such Lender or Applicable Lending Office, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining LIBOR Loans, or to reduce any amount receivable hereunder in respect thereof then, in any such case, the Borrower shall immediately pay to the Administrative Agent, for its own account or on behalf of such Lender or Applicable Lending Office, as applicable, upon the demand of the Administrative Agent for itself or at the request of such Lender, as applicable, any additional amounts necessary to compensate such Lender or the Administrative Agent, as applicable, for such increased cost or reduced amount receivable. If the Administrative Agent, any Lender or any Applicable Lending Office becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower, through the Administrative Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section submitted by the Administrative Agent or such Lender or Applicable Lending Office, through the Administrative Agent, to the Borrower shall be conclusive evidence of the accuracy of the information so recorded, absent manifest error. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

     (b) If, after the date of this Agreement, the introduction of or any change in any applicable law, rule, regulation or guideline regarding capital adequacy, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, affects the amount of capital required or expected to be maintained by any Lender or any corporation controlling any Lender, and such Lender (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) determines that the amount of capital maintained by such Lender or such corporation which is attributable to or based upon the Loans, the Commitments or this Agreement must be increased as a consequence of such introduction or change by an amount deemed by such Lender to be material, then, upon demand of the Administrative Agent at the request of such Lender, the Borrower shall immediately pay to the Administrative Agent on behalf of such Lender, additional amounts sufficient to compensate such Lender or such corporation for the increased costs to such Lender or corporation of such increased capital. Any such demand shall be accompanied by a certificate of such Lender setting forth in reasonable detail the computation of any such increased costs, which certificate shall be conclusive, absent manifest error. This obligation of the Borrower under this Section 2.11(b) shall survive repayment of the Loans and payment of all other amounts hereunder in full and the termination of this Agreement.

     2.12 TAXES. (a) All payments made by the Borrower in respect of the Obligations shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority or any political subdivision or taxing authority thereof or therein, other than Excluded Taxes (all such non-Excluded Taxes being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts payable to the Administrative Agent, any Arranger or any Lender in respect of the Obligations, the amounts so payable to the Administrative Agent, such Arranger or such Lender shall be increased to the extent necessary to yield to the Administrative Agent, such Arranger or such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. The Administrative Agent, an Arranger or a Lender, as the case may be, shall deliver to the Borrower a certificate setting forth the amount of such Taxes, the calculation of such Taxes and an explanation of the requirement therefor, all in reasonable detail and such certificate shall be conclusive, absent manifest error. Whenever any Taxes are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send to the Administrative Agent, for its own account or for the account of such Arranger or such Lender, as the case may be, a copy of an original official receipt received by the Borrower showing payment thereof or such other evidence of payment reasonably satisfactory to the Administrative Agent. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent, the Arrangers and the Lenders for any incremental taxes, interest or penalties (and related reasonable fees and expenses of counsel) that may become payable by the Administrative Agent, the Arrangers or any Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

     (b) Each Lender that is not organized under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-9, W-8BEN or W-8ECI (as applicable to it) or successor applicable form, as the case may be. Each such Lender also agrees to deliver to the Borrower and the Administrative Agent two further copies of the said Form W-9, W-8BEN or W-8ECI, or successor applicable forms or other manner or certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower and the Administrative Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrower or the Administrative Agent, unless in any such case an event beyond the control of such Lender (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advised the Borrower and the Administrative Agent. Each such Lender shall certify with respect to Form W-9, W-8BEN or W-8ECI, as applicable, that (i) it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) it is entitled to an exemption from United States backup withholding tax.

     (c) The Borrower shall not be required to pay any additional amounts to any Person in respect of United States withholding tax pursuant to Section 2.12(a) if the obligation to pay such additional amounts would not have arisen but for a failure by such Person to comply with the requirements of Section 2.12(b) (including the accuracy of the certificate described in the final sentence thereof).

     2.13 INDEMNITY. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from and to pay each Lender within 5 days of such Lender's demand the amount of any liability, loss or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained (including reasonable fees and expenses of counsel) which such Lender may sustain or incur as a consequence of
(a) default by the Borrower in payment when due of the principal amount of or interest on any LIBOR Loan, (b) default by the Borrower in making a borrowing of, conversion into or continuation of LIBOR Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (c) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (d) the making by the Borrower of a prepayment or conversion of LIBOR Loans on a day which is not the last day of an Interest Period with respect thereto. A Lender's certificate as to such liability, loss or expense shall be deemed conclusive, absent manifest error. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

     2.14 UNUSED COMMITMENT FEES. The Borrower agrees to pay to the Lenders an unused commitment fee (the `COMMITMENT FEE') to be shared pro rata among the Lenders with respect to the Commitments for the period from and including the Closing Date to but excluding the Commitment Expiration Date, computed at a per annum rate equal to 0.375% and based on the average daily aggregate amount of the unused Aggregate Commitment from time to time in effect, to be payable quarterly in arrears on the last day of each March, June, September and December and on the Commitment Expiration Date, commencing on the first such date to occur after the Closing Date.

     2.15 MITIGATION OF COSTS. If any Lender, by changing its Applicable Lending Office or taking any other reasonable action, so long as making such change or taking such other action is not, in the good faith judgment of such Lender, disadvantageous to it in any financial, regulatory or other respect, can mitigate any adverse effect on the Borrower under Section 2.8, 2.10, 2.11, or 2.12, such Lender shall take such action.

SECTION 3. REPRESENTATIONS AND WARRANTIES

     To induce the Lenders to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants to the Administrative Agent, the Arrangers and each Lender that:

     3.1 FINANCIAL CONDITION. The audited consolidated balance sheet of the Borrower as at December 31, 1999, and the related audited consolidated statements of operations, changes in stockholders' equity and statements of cash flows for the fiscal year ended on such date, certified by the Accountants and to the best of his knowledge by a Responsible Officer of the Borrower, copies of which have heretofore been furnished to each Lender, present fairly the consolidated financial condition of the Borrower as at such date in all material respects, the consolidated results of its operations and consolidated cash flows for the fiscal year then ended in all material respects. The unaudited consolidated balance sheet of the Borrower as at June 30, 2000 and the related unaudited consolidated statements of operation and cash flows for the six-month period ended on such date, certified to the best of his knowledge by a Responsible Officer of the Borrower copies of which have heretofore been furnished to each Lender, present fairly the consolidated financial condition of the Borrower as at such date in all material respects, and the consolidated results of its operations and its consolidated cash flows for the six-month period then ended. All such financial statements (the "Financial Statements"), including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such Accountants or Responsible Officers, as the case may be, and as disclosed therein and for the absence of notes). The Borrower, on a consolidated basis, had, at the date of the most recent balance sheet referred to above, no material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto and which is material in relation to the respective consolidated financial condition of such entities at such date.

     3.2 NO CHANGE. Since June 30, 2000 there has been no event or condition resulting in a Material Adverse Effect.

     3.3  CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each of the Loan Parties
(a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate or partnership power (as applicable) and authority, and the legal right, to own and operate its Properties, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and in which it proposes to be engaged after the Closing Date, (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to comply thereunder could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law and Contractual Obligations except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     3.4 CORPORATE/PARTNERSHIP POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. The Borrower has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents and to obtain extensions of credit hereunder and has taken all necessary corporate action to authorize (i) the borrowings and other extensions of credit on the terms and conditions of this Agreement and the Notes and (ii) the execution, delivery and performance of the Loan Documents. No consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings and other extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement, the Notes or the other Loan Documents. This Agreement has been, and each of the Notes and the other Loan Documents will be, duly executed and delivered on behalf of the Borrower. This Agreement constitutes, and each of the Notes and the other Loan Documents when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     3.5 NO LEGAL BAR. The execution, delivery and performance of this Agreement, the Notes, the Material Agreements and the other Loan Documents, the borrowings and other extensions of credit hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligations (including but not limited to (i) the Existing Credit Agreement and (ii) the Junior Subordinated Notes) of the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation, except pursuant to the Loan Documents or except as otherwise permitted pursuant to Section 6.3, which Lien could reasonably be expected to have a Material Adverse Effect.

     3.6 NO MATERIAL LITIGATION. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues,
(a) on the Closing Date, with respect to this Agreement, the Notes or the other Loan Documents or any of the transactions contemplated hereby or thereby or (b) which could reasonably be expected to have a Material Adverse Effect.

     3.7 OWNERSHIP OF PROPERTY; LIENS. To the Borrower's knowledge, each of the Borrower and its Subsidiaries shall, on the Closing Date, have (i) with respect to real property interests, good record and marketable title in fee simple to, a valid leasehold interest in or rights as a permittee or licensee to and (ii) with respect to personal property interests, good title to, a valid leasehold interest in or rights as a permittee or licensee to all such personal property which is material to its business, except for those the failure of which to have good title could not reasonably be expected to have a Material Adverse Effect, and none of such property is subject to any Lien except as permitted by Section 6.3.

     3.8 INTELLECTUAL PROPERTY. The Borrower and each of its Subsidiaries owns, or is licensed to use, all trademarks, trade names, patents and copyrights necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "INTELLECTUAL PROPERTY"). To the Borrower's knowledge, no claim which could reasonably be expected to have a Material Adverse Effect has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any valid basis for any such claim. To the Borrower's knowledge, the use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, nor, to the Borrower's knowledge, do the use by other Persons of such Intellectual Property infringe on the rights of the Borrower and its Subsidiaries, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     3.9 TAXES. (a) Each of the Borrower and its Subsidiaries has filed or caused to be filed all material tax returns which, to the knowledge of the Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any not yet delinquent or the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); and to the knowledge of Borrower, no tax Lien has been filed, and no claim is being asserted with respect to any such tax, fee or other charge which could reasonably be expected to have a Material Adverse Effect.

     (b) There are no Taxes imposed on the Borrower or its Subsidiaries by any political subdivision or taxing authority due or payable either on or by virtue of the execution and delivery by the Borrower, the Administrative Agent, the Arrangers or the Lenders of this Agreement or any other Loan Document to which the Borrower or any other Loan Party is a party or on any payment to be made by the Borrower pursuant hereto or thereto.

     3.10 FEDERAL REGULATIONS. No part of the proceeds of any Loans are intended to be or will be used, directly or indirectly, for any purpose which violates the provisions of the Regulations of the Board of Governors of the Federal Reserve System. If requested by any Lender, any Arranger or the Administrative Agent, and in any event upon consummation of any Acquisition involving the purchase of stock by the Borrower or any Subsidiary, the Borrower will furnish to the Administrative Agent, the Arrangers and each Lender a statement to the foregoing effect in conformity with the requirements of Form U-1 referred to in Regulation U.

     3.11 ERISA. No Reportable Event has occurred during the five-year period prior to the date on which this representation is made with respect to any Plan which has or would likely result in a Material Adverse Effect. Each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. The present value of all accrued benefits under all Single Employer Plans maintained by the Borrower or any Commonly Controlled Entity (based on those assumptions used to fund the Plans) did not, as of the last annual valuation date prior to the date on which this representation is made, exceed the value of the assets of such Plans by an aggregate amount greater than $1,000,000. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan which has or would likely result in a Material Adverse Effect. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Borrower and each Commonly Controlled Entity for post retirement benefits (excluding benefits required by Section 4980B of the Code) to be profited to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(a) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits by an amount which has a Material Adverse Effect.

     3.12 INVESTMENT COMPANY ACT; OTHER REGULATIONS. None of the Loan Parties is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT").

     3.13 MATERIAL AGREEMENTS. Each of the Material Agreements to which the Borrower or any other Loan Party is a party is a legal, valid and binding obligation of the parties thereto enforceable against such parties in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law); and neither the Borrower nor any other Loan Party is in breach or violation of or in default under any Material Agreement in any material respect which would individually or in the aggregate have a Material Adverse Effect. Each of the Lenders, the Arrangers and the Administrative Agent has received a complete and correct copy of each of the Material Agreements and the Junior Subordinated Notes (including in each case all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto and other side letters or agreements affecting the terms thereof. As of the Closing Date, neither the Borrower nor any of its Subsidiaries is party to any Program Services Agreement.

     3.14 SUBSIDIARIES. The Subsidiaries listed on Schedule 3 constitute all of the direct and indirect Subsidiaries of the Borrower.

     3.15 PURPOSE OF LOANS. The proceeds of the Loans shall be used as follows:
(i) to refinance the Ask Jeeves JV Investment consummated by the Borrower prior to the Closing Date, (ii) to make the Mexican League Soccer Acquisition, (iii) to make Acquisitions and New Investments (including but not limited to (x) the purchase of the Blanco Investment and (y) by purchase of additional stock of Entravision), (iv) for general corporate purposes, (v) for Borrower Stock Purchases and (vi) to refinance amounts outstanding under the Existing Credit Agreement, in each case subject to the terms and conditions of this Agreement. Following application of the proceeds of each Loan, not more than 25% of the value of the assets (of either Borrower, or of Borrower and its Subsidiaries on a combined basis) subject to the provisions of Section 6.3 or 6.5 will be Margin Stock.

     3.16 ENVIRONMENTAL MATTERS. To the Borrower's knowledge after reasonable inquiry:

     (a) The Properties and all operations at the Properties are in compliance in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties, or violation of any Environmental Law with respect to the Properties or the business conducted at the Properties which involves a matter or matters which has caused or are reasonably likely to cause a Material Adverse Effect.

     (b) Neither the Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business conducted at the Properties which involves a matter or matters which has caused or are reasonably likely to cause a Material Adverse Effect, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that is or are reasonably likely to cause a Material Adverse Effect.

     (c) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any of its Subsidiaries is named as a party with respect to the Properties or the business conducted at the Properties which involves a matter or matters which has caused or are reasonably likely to cause a Material Adverse Effect, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or such business except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, is not reasonably likely to cause a Material Adverse Effect.

     3.17 ACCURACY AND COMPLETENESS OF INFORMATION. The documents furnished and the statements made in writing to the Lenders by the Borrower in connection with the negotiation, preparation or execution of this Agreement or any of the other Loan Documents taken as a whole do not contain any untrue statement of fact material to the creditworthiness of the Borrower or omit to state any such material fact necessary in order to make the statements contained therein not misleading, in either case which has not been corrected, supplemented or remedied by subsequent documents furnished or statements made in writing to the Lenders prior to the date hereof. The projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made and as of the Closing Date, it being recognized that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

     3.18 PERMITS, ETC. Each Loan Party has all permits, licenses, authorizations and approvals required for it lawfully to acquire, own, control, manage or operate each Primary Station currently owned, controlled, managed or operated by such Loan Party (including, without limitation, all Media Licenses) except for such permits, licenses, authorizations or approvals required for the lawful ownership, control, management or operation of a Primary Station, the failure to obtain or maintain which will not have a Material Adverse Effect. No Primary Station is party to any station lease arrangement. Each Primary Station is in compliance in all material respects with all such permits, licenses, authorizations and approvals. Each Loan Party has duly and timely filed all reports and documents required by the Communications Act with respect to the ownership, management or operation of each Primary Station owned by such Loan Party, except for such reports or documents the failure to file which will not have a Material Adverse Effect. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization or approval required for the lawful ownership, control, management or operation of a Primary Station, and there is no claim that any thereof is not in full force and effect, except for such of the immediately preceding matters which are not likely or reasonably likely to cause a Material Adverse Effect. Except for such of the immediately preceding matters which are not likely or reasonably likely to cause a Material Adverse Effect, there are (i) no judgments, decrees or orders issued or to the Borrower's knowledge threatened by the FCC with respect to the Borrower, any Subsidiary or any of the Primary Stations, (ii) no complaints, petitions, filings or other proceedings pending or to the Borrower's knowledge threatened before the FCC (other than rule making of general applicability to the broadcast industry) with respect to the Borrower, any Subsidiary or any of the Primary Stations and (iii) no events that have occurred that could result in the imposition of any financial penalty by the FCC upon the Borrower, any Subsidiary or any of the Primary Stations.

         3.19 COPYRIGHT ACT REQUIREMENTS. Each Loan Party that owns, manages or operates a Primary Station has recorded or deposited with and paid to the United States Copyright Office, the Registrar of Copyrights, the Patent and Trademark Office, the American Society of Composers, Authors and Publishers, Broadcast Music, Inc. and/or any other licensors of copyrighted materials, all notices, statements of account, royalty fees and other documents and instruments required under the terms and conditions of any patent, trademark, service mark, trade name and copyright used in the operation of a Primary Station and/or the Copyright Act of 1976, as amended from time to time, and the rules and regulations promulgated thereunder and, except as disclosed in writing to the Administrative Agent, is not liable to any Person for copyright infringement under any law, rule, regulation, contract or license as a result of its business operation, all except to the extent that non-compliance with the preceding requirements would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

     3.20 NATURE OF BUSINESS. Neither the Borrower nor any of its Subsidiaries is engaged in any material business other than the ownership and operation of (or the ownership of stock of or other interests in companies that own or operate) any Media/Communications Business.

     3.21 FCC MATTERS; MEDIA LICENSES. The Borrower and its Subsidiaries are in all material respects in compliance with the Communications Act, including, without limitation, the rules, regulations and published policies of the FCC relating to the transmission of television signals, all except to the extent that non-compliance with the preceding requirements would not, in the aggregate, be reasonably expected to have a Material Adverse Effect. Each Station owned by the Borrower or any of its Subsidiaries on the Closing Date is set forth on
Schedule 5.

     3.22 RANKING OF LOANS. This Agreement and the other Loan Documents to which the Borrower is a party, when executed, and the Loans, when borrowed are and will be the direct and general obligations of the Borrower. The Borrower's obligations hereunder and thereunder rank and will rank at least PARI PASSU in priority of payment with all other Senior Debt. The Borrower's obligations hereunder and thereunder constitute "Senior Debt" as defined in, and pursuant to, the Junior Subordinated Notes referred to in clause (i) of the definition thereof contained in Section 1.1.

     3.23 INSOLVENCY. After giving effect to the funding of the Loans to be funded on the Closing Date (assuming borrowing of the entire Aggregate Commitment on such date), the existence of the Junior Subordinated Notes and the payment of all estimated legal, investment banking, underwriting, accounting and other fees related hereto, the Borrower and each other Loan Party will be Solvent as of and on the Closing Date.

     3.24 LABOR MATTERS. As of the Closing Date there are no strikes or other labor disputes against the Borrower or any of its Subsidiaries pending or, to the Borrower's knowledge, threatened against any Loan Party.

     3.25 CONDEMNATION. To the Borrower's knowledge, no taking of any of the Properties or any part thereof through eminent domain, conveyance in lieu thereof, condemnation or similar proceeding is pending or, to the knowledge of the Borrower, threatened by any Governmental Authority which would reasonably be expected to have a Material Adverse Effect.

     3.26 LEASES, LICENSES, PERMITS, SITE USE AGREEMENTS AND OTHER OCCUPANCY AGREEMENTS. To the Borrower's knowledge, any and all leases, licenses, permits, site use agreements and any other type of occupancy permit to which the Borrower or any Subsidiary is a party are in full force and effect with no material defaults existing thereunder which individually or in the aggregate would have a Material Adverse Effect.

     3.27 CORPORATE ORGANIZATION. On the Closing Date, the corporate organization of the Borrower and its Subsidiaries, including the respective ownership interests of the Borrower in each of its Subsidiaries, is as set forth on Schedule 7.

SECTION 4. CONDITIONS PRECEDENT

     4.1 CONDITIONS TO CLOSING DATE. The effectiveness of this Agreement, and the agreement of each Lender to make the initial Loans on the Closing Date, are subject to the satisfaction, immediately prior to or concurrently with the making of such Loans on the Closing Date (except as otherwise expressly provided hereunder), of the following conditions precedent:

     (a) CREDIT AGREEMENT. The Administrative Agent shall have received this Agreement, executed and delivered by an officer of the Borrower as of the Closing Date, with a counterpart for each Lender, and such officer shall be covered by an incumbency certificate which shall have been executed and delivered to the Administrative Agent.

     (b) OTHER LOAN DOCUMENTS. The Administrative Agent shall have received the Notes and the sideletter entered into between the Borrower and the Arrangers relating to syndication of the Loans and the Commitments, in each case executed and delivered by an officer of the

Borrower with a counterpart for each Lender, and such officer shall be covered by an incumbency certificate which shall have been executed and delivered to the Administrative Agent.

     (c) INCUMBENCY CERTIFICATE. The Administrative Agent shall have received, with an executed counterpart for each Lender, an incumbency certificate of the Borrower dated the Closing Date, executed by one of its Responsible Officers or its Secretary or Assistant Secretary.

     (d) CORPORATE PROCEEDINGS. The Administrative Agent shall have received, with a counterpart for each Lender, a copy of the resolutions of the Board of Directors of the Borrower authorizing (i) the execution, delivery and performance of the Loan Documents and (ii) the borrowings contemplated hereunder, certified by the Secretary or an Assistant Secretary of the Borrower as of the Closing Date, which certificate states that the resolutions thereby certified have not been amended, modified, revoked or rescinded and are in full force and effect.

     (e) ORGANIZATIONAL DOCUMENTS. The Administrative Agent shall have received, with a counterpart for each Lender, copies of the certificate of incorporation and by-laws of the Borrower, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of the Borrower.

     (f) FEES AND COSTS. The Arrangers and the Administrative Agent shall have received payment of all fees, costs, expenses and taxes accrued and unpaid and otherwise due and payable on or before the Closing Date by the Borrower in connection with this Agreement.

     (g) LEGAL OPINIONS. The Administrative Agent shall have received, with a counterpart for each Lender, the following executed legal opinions:

          (i) the executed legal opinion of O'Melveny & Myers LLP, counsel to the Borrower, in form and substance reasonably acceptable to the Arrangers;

          (ii) the executed legal opinion of Shaw Pittman, FCC counsel to the Borrower, in form and substance reasonably acceptable to the Arrangers; and

          (iii) such other legal opinions as the Arrangers may reasonably request.

     (h) MATERIAL AGREEMENTS. The Administrative Agent shall have received, with a counterpart for each Lender, copies of each of the Material Agreements, and each of the documents evidencing the Junior Subordinated Notes, all as certified as true and correct by the Borrower and all in form and substance satisfactory to the Majority Lenders.

     (i) GOOD STANDING CERTIFICATES. The Administrative Agent shall have received a certificate, dated a recent date, of the Secretary of State of the States of Delaware, California and each other jurisdiction where the Borrower is required to be qualified to do business under such jurisdiction's law, certifying as to the existence and good standing of, and the payment of taxes by, the Borrower in such state and listing all charter documents of the Borrower on file with such officials.

     (j) TAX AND LEGAL STRUCTURE; LITIGATION. The Arrangers shall have reviewed, and be reasonably satisfied with, (i) the state and federal tax assumptions of the Borrower and each Subsidiary, (ii) the ownership, capital, organizational and legal structure of the Borrower and its Subsidiaries and (iii) the nature and status of any litigation affecting the Borrower and its Subsidiaries and/or this Agreement and any other Loan Document and the transactions contemplated hereby.

     (k) NO DEFAULT/REPRESENTATIONS. No Default shall have occurred and be continuing on the Closing Date or would occur after giving effect to the Loans requested to be made on the Closing Date, and the representations and warranties contained in this Agreement and each other Loan Document and certificate or other writing delivered to the Lenders in satisfaction of the conditions set forth in this Section 4.1 prior to or on the Closing Date shall be correct in all material respects on and as of the Closing Date, and the Administrative Agent shall have received a certificate of the Borrower to such effect in the form of Exhibit C, dated as of the Closing Date and executed by a Responsible Officer of the Borrower.

     (l) EXISTING CREDIT AGREEMENT. The Administrative Agent shall have received evidence satisfactory to it that the Loans are permitted under Section 6.2 of the Existing Credit Agreement.

     (m) SOLVENCY CERTIFICATE. The Administrative Agent shall have received for distribution to the Lenders a certificate of the Chief Financial Officer of the Borrower to the effect that the Borrower is Solvent after giving effect to the funding of the Loans on the Closing Date (assuming borrowing of the entire Aggregate Commitment on such date), the existence of the Junior Subordinated Notes and the Existing Credit Agreement, and the payment of all estimated legal, investment banking, accounting, underwriting and other fees related hereto and thereto.

     (n) INSURANCE POLICIES. The Administrative Agent shall have received evidence that the insurance policies provided for in Section 5.5 are in full force and effect, certified by the insurance broker therefor, together with appropriate evidence showing the Administrative Agent as an additional named insured for the benefit of the Lenders, all in form and substance reasonably satisfactory to the Administrative Agent.

     (o) OPERATIONAL CONSENTS. The Administrative Agent shall have received evidence, in form and substance reasonably satisfactory to the Administrative Agent that (i) the Borrower and its Subsidiaries have obtained all FCC consents and licenses required by law or necessary for the operation of the Borrower and its Subsidiaries and (ii) the Borrower and its Subsidiaries have obtained all other consents and licenses required by law or necessary for the operation of the Borrower and its Subsidiaries, the failure of which to obtain would have a Material Adverse Effect.

     (p) FINANCIAL CERTIFICATES. The Administrative Agent shall have received the following certificates, in each case signed by a Responsible Officer of the Borrower and in form, substance and detail acceptable to the Arrangers:

          (i) A certificate indicating that after giving effect to the transactions contemplated to occur on the Closing Date (and assuming borrowing of (i) the entire Aggregate Commitment on such date and (ii) the entire Aggregate Commitment under the Existing Credit Agreement on such date), PRO FORMA Funded Debt (excluding the aggregate Redemption Value of all outstanding Modesto Station Purchase Preferred Stock) for the Borrower and its Subsidiaries on a consolidated basis will not exceed $600,000,000 on and as of the Closing Date;

         (ii) A certificate indicating that the Financial Statements accurately reflect the financial condition and performance of the Borrower and its Subsidiaries (i) for fiscal year 1999 and (ii) the fiscal quarter ended June 30, 2000, in each case in accordance with GAAP consistently applied; and

        (iii) A Covenant Compliance Certificate showing compliance with the covenants referred to therein, on a PRO FORMA basis, as of the Closing Date (based on EBITDA as of June 30, 2000 and assuming borrowing of the entire Aggregate Commitment on the Closing Date).

     (q) NON-FOREIGN ENTITY; TAX IDENTIFICATION NUMBER. The Administrative Agent shall have received, reviewed and approved a certificate from the Borrower regarding such entity's domestic status, which certificate shall also include such entity's tax identification number.

     (r) NO MATERIAL ADVERSE CHANGE. No material adverse change shall have occurred, as determined in the sole discretion of the Arrangers, in respect of the condition (financial or otherwise), business, operations, assets (including Media Licenses), nature of assets, liabilities or prospects of the Borrower and its Subsidiaries.

     (s) ADDITIONAL PROCEEDINGS. The Administrative Agent shall have received such other approvals, opinions and documents as any Lender, through the Administrative Agent, may reasonably request and all legal matters incident to the making of such Loans shall be reasonably satisfactory to the Administrative Agent and the Arrangers.

     4.2 CONDITIONS TO EACH LOAN . The agreement of each Lender to make each Loan requested to be made by it is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan, of the following conditions precedent:

     (a) REPRESENTATIONS AND WARRANTIES; NO DEFAULT. The following statements shall be true and the Borrower's acceptance of the proceeds of such Loan shall be deemed to be a representation and warranty of the Borrower on the date of such Loan that:

          (i) The representations and warranties contained in this Agreement and in each other Loan Document and certificate or other writing delivered to the Lenders prior to, on or after the Closing Date pursuant hereto and on or prior to the date for such Loan are correct on and as of such date in all material respects as though made on and as of such date except to the extent that such representations and warranties expressly relate to an earlier date; and

          (ii) No Default has occurred and is continuing or would result from the making of the Loan to be made on such date.

     (b) LEGALITY. The making of such Loan shall not contravene any law, rule or regulation applicable to any Lender or the Borrower or any other Loan Party.

     (c) BORROWING NOTICE. The Administrative Agent shall have received a borrowing notice pursuant to the provisions of this Agreement from the Borrower.

     (d) APPROVALS. With respect to a borrowing in connection with an Acquisition of television or radio stations, the Administrative Agent shall have received copies of all FCC and regulatory approvals and licenses necessary in connection with any such Acquisition and all shareholder approvals necessary in connection with any such Acquisition.

SECTION 5.   AFFIRMATIVE COVENANTS

     The Borrower hereby agrees that from and after the Closing Date, so long as any Commitments remain in effect, any Note remains outstanding and unpaid or any other amount is owing to any Lender, the Administrative Agent or the Arrangers hereunder:

     5.1 FINANCIAL STATEMENTS. The Borrower shall furnish to the Arrangers (for distribution to each Lender):

     (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the consolidated and consolidating balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated and consolidating statements of operations and retained earnings, stockholders' equity and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, audited without a "going concern" or like qualification or exception, or other qualification arising out of the scope of the audit, by the Accountants;

     (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated and consolidating balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated and consolidating statements of operations, retained earnings, stockholders' equity and of cash flows of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer of the Borrower as being fairly stated in all material respects (subject to normal year-end audit adjustments);

     (c) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a certificate from the Accountants verifying compliance by the Borrower and its Subsidiaries on a consolidated basis with each financial covenant set forth in Section 6.1 and, based on their review of the financial reports of the Borrower and its Subsidiaries on a consolidated basis, an opinion of the Accountants that no Default shall have occurred under any Loan Document; provided, that the Accountants shall not be required, as a result of delivering such opinion, to undertake any special investigation in addition to their normal audit examination; and

     (d) as soon as available, but in any event within 45 days after the end of each fiscal quarter of the Borrower, financial reports, consistent with the internal reporting practices of the Borrower and its Subsidiaries as in effect on the Closing Date, relating to the operations of each Primary Station as at the end of such quarter and the portion of the fiscal year through the end of such quarter, certified by a Responsible Officer of the Borrower as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by the Accountants or Responsible Officer, as the case may be, and disclosed therein).

     5.2 CERTIFICATES; OTHER INFORMATION. The Borrower shall:

     (a) furnish to the Arrangers (for distribution to each Lender) concurrently with the delivery of the financial statements referred to in Sections 5.1(a) and 5.1(b), a certificate of a Responsible Officer of the Borrower stating that, (i) to the best of such Responsible Officer's knowledge, the Borrower during such period has observed or performed all of its covenants (including calculations substantially in the form of Exhibit D regarding all financial covenants) and other agreements, and satisfied every condition, contained in this Agreement and in the Notes and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default except as specified in such certificate and (ii) to the best of such Responsible Officer's knowledge, no Default has occurred and the Borrower is in compliance with its covenants in the Loan Documents;

     (b) at least once during each fiscal year of the Borrower, convene a bank meeting among the Lenders upon reasonable notice to the Lenders, or attend such a meeting convened by the Arrangers, and present cash flow projections for the forthcoming year and a report discussing the views of the Borrower concerning the recent performance and near and intermediate term prospects of (i) the businesses in which the Borrower and its Subsidiaries are principally engaged and (ii) trends concerning assets under management, advisory fees, competition and strategic initiatives by the Borrower and its Subsidiaries;

     (c) furnish to the Arrangers (for distribution to each Lender) within five days after the same are filed, copies of all financial statements and reports which the Borrower or any Subsidiary may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

     (d) furnish to the Arrangers (for distribution to each Lender) promptly but, in any event, within 5 Business Days, after receipt thereof, copies of all financial reports (including, without limitation, management letters), if any, submitted to the Borrower or any of its Subsidiaries by the Accountants in connection with any annual or interim audit of the books thereof;

     (e) furnish to the Arrangers (for distribution to each Lender) as soon as available and in any event not later than January 31 of each year, commencing with the fiscal year ending on December 31, 2001, a copy of the annual operating budgets for the Borrower and its Subsidiaries for such fiscal year, detailed by quarter and a copy of the three-year annual operating budgets for the Borrower and its Subsidiaries for such three-year period;

     (f) furnish to the Arrangers (for distribution to each Lender) as soon as possible and in any event within five days after the occurrence of a Default or, in the good faith determination of a Responsible Officer of the Borrower, a Material Adverse Effect, the written statement by a Responsible Officer of the Borrower, setting forth the details of such Default or Material Adverse Effect and the action which the Borrower proposes to take with respect thereto;

     (g) furnish to the Arrangers (for distribution to each Lender) promptly but, in any event, within 5 Business Days, after the same become available, copies of all statements, reports and other information which the Borrower or any of its Subsidiaries sends to any holders, as holders, of its Indebtedness or its securities;

     (h) furnish to the Arrangers (for distribution to each Lender) (A) as soon as possible and in any event within 30 days after the Borrower knows or has reason to know that any Termination Event with respect to any Plan has occurred, a statement of a Responsible Officer of the Borrower describing such Termination Event and the action, if any, which the Borrower proposes to take with respect thereto, (B) promptly and in any event within ten Business Days after receipt thereof by the Borrower or any of its ERISA Affiliates from the PBGC, copies of each notice received by the Borrower or any of its ERISA Affiliates of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan, (C) promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Single Employer Plan maintained for or covering employees of the Borrower or any of its Subsidiaries if the present value of the accrued benefits under the Plan exceeds its assets by an amount in excess of $1,000,000 and (D) promptly and in any event within fifteen Business Days after receipt thereof by the Borrower or any of its ERISA Affiliates from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by the Borrower or any of its ERISA Affiliates concerning the imposition or amount of withdrawal liability under Section 4202 of ERISA or indicating that such Multiemployer Plan may enter reorganization status under Section 4241 of ERISA;

     (i) furnish to the Arrangers (for distribution to each Lender) promptly after the commencement thereof, but in any event not later than five Business Days after service of process with respect thereto on, or the obtaining of knowledge by, the Borrower or any of its Subsidiaries, notice of each action, suit or proceeding before any court or governmental authority or other regulatory body or any arbitrator as to which there is a reasonable possibility of a determination that would have a Material Adverse Effect;

     (j) furnish to the Arrangers (for distribution to each Lender) promptly after the sending or filing thereof, but in any event not later than ten Business Days following such sending or filing, copies of (A) all Ownership Reports on FCC Form 323 (or any similar form which may be adopted by the FCC from time to time) and any supplements thereto, and (B) all statements, reports and other information filed by or on behalf of the Borrower or any of its Subsidiaries with the FCC if such statement, report or other information indicates a material change in the condition, financial or otherwise, or operations of the Borrower or any of its Subsidiaries;

     (k) furnish to the Arrangers (for distribution to each Lender) promptly upon receipt thereof, but in any event not later than five Business Days following such receipt, copies of (i) all notices and other communications that the Borrower or any of its Subsidiaries shall have received from the FCC relating to any adjudicatory hearing before the FCC as to which the Borrower or any of its Subsidiaries is a party, (ii) any petition, complaint, notice of violation or notice of apparent liability made with the FCC or received from the FCC relating to any proceeding involving the Borrower or any of its Subsidiaries which, if determined adversely to the Borrower or its Subsidiaries, could result in the rescission, non-renewal, revocation or materially adverse modification of any Media License and (iii) any cease and desist order or similar directive from the FCC, if compliance with such cease and desist order for an indefinite period or for the period set forth in such order could reasonably be expected to have a Material Adverse Effect or if the Borrower or any of the Subsidiaries of the Borrower against which such order is issued is unable to comply with such order within the time period provided in such order and such failure or the continuation of such failure could reasonably be expected to have a Material Adverse Effect;

     (l) furnish to the Arrangers (for distribution to each Lender) no later than 10 days prior to the formation or acquisition of any Subsidiary of the Borrower or a Subsidiary of a Subsidiary, a supplement to Schedule 3, setting forth the information with respect to each such Subsidiary reasonably required by the Majority Lenders;

     (m) furnish to the Arrangers (for distribution to each Lender) no later than 30 days prior to the acquisition of a Media License or Primary Station by the Borrower or any Subsidiary, a supplement to Schedule 5, setting forth the information with respect to each Primary Station or Media License reasonably required by the Majority Lenders; and

     (n) furnish to the Arrangers (for distribution to each Lender) promptly such additional financial and other information as any Lender, through the Administrative Agent, may from time to time reasonably request.

     5.3 PAYMENT OF OBLIGATIONS. The Borrower shall, and shall cause each of its Subsidiaries to, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the failure to so satisfy such obligations would not have a Material Adverse Effect or except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

     5.4 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. The Borrower shall, and shall cause each of its Subsidiaries to, continue to engage in business of the same general type as conducted by the Borrower and its Subsidiaries as of the Closing Date and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, registrations, licenses, privileges and franchises necessary or desirable in the normal conduct of its business, except to the extent that a failure to maintain such rights, registrations, licenses, privileges and franchises would not have a Material Adverse Effect or except as otherwise permitted pursuant to Section 6.5, and comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith would not, in the aggregate, have a Material Adverse Effect.

     5.5 MAINTENANCE OF PROPERTY; INSURANCE. The Borrower shall, and shall cause each of its Subsidiaries to, keep all Property useful or necessary in its business in good working order and condition (ordinary wear and tear excepted); maintain with financially sound and reputable insurance companies or associations insurance on such of its Property in at least such amounts and against such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Administrative Agent, upon written request, full information as to the insurance carried. All such policies of liability insurance on the property of the Borrower and the Subsidiaries shall contain an endorsement, in form and substance reasonably satisfactory to the Administrative Agent in its sole discretion, showing the Administrative Agent, on behalf of the Lenders, as additional insured, or as its interests appear. Such endorsement, or an independent instrument furnished to the Administrative Agent, shall provide that the insurance companies will endeavor to give the Administrative Agent at least 30 days' prior written notice before any such policy or policies of insurance shall be altered or canceled. All policies of insurance required to be maintained under this Agreement shall be in customary form and with insurers recognized as adequate by the Administrative Agent and all such policies shall be in such amounts as shall be customary for similar companies in the same or similar business in the same geographical area. The Borrower and its Subsidiaries shall deliver to the Administrative Agent insurance certificates certified by the Borrower's or such Subsidiary's insurance brokers, as to the existence and effectiveness of each policy of insurance and evidence of payment of all premiums then due and payable therefor. In addition, the Borrower shall notify the Administrative Agent promptly of any occurrence causing a material loss of any insured Property and the estimated (or actual, if available) amount of such loss.

          (i) Each policy for liability insurance shall provide for all losses to be paid on behalf of the Administrative Agent and the Borrower or its Subsidiary (as the case may be), as their respective interests may appear.

         (ii) Reimbursement under any liability insurance maintained by the Borrower or its Subsidiaries pursuant to this Section 5.5 may be paid directly to the Person who shall have incurred liability covered by such insurance.

     5.6 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. The Borrower shall, and shall cause each of its Subsidiaries to, keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all material dealings and transactions in relation to its business and activities; and upon reasonable notice and at such reasonable times during usual business hours, permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its Accountants (as long as a member of senior management of the Borrower is present during such discussion).

     5.7 ENVIRONMENTAL LAWS. The Borrower shall, and shall cause each of its Subsidiaries to:

     (a) Comply with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect;

     (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings; and

     (c) Defend, indemnify and hold harmless the Administrative Agent, the Arrangers and the Lenders, and their respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Borrower or any of its Subsidiaries, or the Borrower's or any of its Subsidiaries' interest in Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. This indemnity shall continue in full force and effect regardless of the termination of this Agreement.

     5.8 USE OF PROCEEDS. The Borrower will use, and cause its Subsidiaries to use, the proceeds of the Loans as set forth in Section 3.15 and in compliance with Section 3.10.

     5.9 COMPLIANCE WITH LAWS, ETC. Except as set forth in Section 5.7 relating specifically to Environmental Laws, the Borrower shall comply, and shall cause each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders except where noncompliance would not reasonably be expected to have a Material Adverse Effect, such compliance to include, without limitation (i) paying before the same become delinquent all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its Properties and (ii) paying all lawful claims which if unpaid might become a Lien upon any of its Properties; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as (A) the validity or applicability thereof is being contested in good faith by appropriate proceedings or the failure to pay such tax, assessment, charge, levy or claim would not have a Material Adverse Effect and

(B) the Borrower or such Subsidiary shall, to the extent required by GAAP, have set aside on its books adequate reserves with respect thereto.

     5.10 MEDIA LICENSES. The Borrower will obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, all Media Licenses, including without limitation, by filing with the FCC (i) those of the Loan Documents required to be filed under the FCC's rules and regulations within 30 days after the Closing Date, and (ii) all reports (including Ownership Reports on Form 323) and other documents required to be filed by the Communications Act in connection with the transactions contemplated hereby and maintaining public records and files in accordance with the Communications Act and the rules and regulations of the FCC, except for such Media Licenses in respect of the Primary Stations the failure of which to obtain, maintain or preserve will not have a Material Adverse Effect.

     5.11 LEASES AND LICENSES. The Borrower shall or shall cause its Subsidiaries to perform and carry out all of the provisions of all of the leases, licenses, permits and any other occupancy agreements relating to real property or real property interests (the "OCCUPANCY AGREEMENTS") to be performed by the Borrower or any of its Subsidiaries and shall appear in and defend any action in which the validity of any of the Occupancy Agreements relating to any real property or real property interests is at issue and shall commence and maintain any action or proceeding necessary to establish or maintain the validity of any of such Occupancy Agreements and to enforce the provisions thereof.

     5.12 NOTICES. The Borrower will provide, and will cause its Subsidiaries to provide to the Arrangers, within 5 days following receipt by the Borrower or such Subsidiary, copies of all notices received by the Borrower or such Subsidiary (i) under any Material Agreement, relating to any default, any claimed force majeure or any other material provision thereof and (ii) from the Internal Revenue Service or other taxing authority relating to any dispute regarding deductions, audits or any other material matter which, if adversely determined against the Borrower or such Subsidiary, would have a Material Adverse Effect.

SECTION 6. NEGATIVE COVENANTS

     The Borrower hereby agrees that from and after the Closing Date, so long as any Commitments remain in effect, any Note remains outstanding and unpaid or any other amount is owing to any Lender, the Arrangers or the Administrative Agent hereunder:

     6.1 FINANCIAL CONDITION COVENANTS. The Borrower shall not:

     (a) MAXIMUM TOTAL DEBT RATIO. Permit the Total Debt Ratio at any time (provided that EBITDA shall be calculated as of the end of the last fiscal quarter for which financial statements under Section 5.1(b) shall have been required to be delivered, unless a covenant compliance certificate together with financial statements for the relevant period shall have been delivered to the Lenders for a more recent period, in which case EBITDA set forth therein shall be used for calculating this ratio) of the Borrower and its Subsidiaries on a consolidated basis to exceed the following levels for the periods indicated:

                  PERIOD                                        RATIO
                  ------                                        -----
    Closing Date to and including December 30, 2000             4.25:1
    December 31, 2000 and thereafter                            4.00:1

     (b) MINIMUM TOTAL INTEREST COVERAGE RATIO. Permit the Total Interest Coverage Ratio as of the end of any fiscal quarter of the Borrower and its Subsidiaries to be less than 2.60:1; PROVIDED that Interest Expense, as used in the Total Interest Coverage Ratio, shall exclude all PIK Interest.

     (c) MINIMUM FIXED CHARGE COVERAGE RATIO. Permit the Fixed Charge Coverage Ratio as of the end of any fiscal quarter of the Borrower and its Subsidiaries to be less than 1.10:1; provided that Interest Expense, as used in Total Debt Service as used in Fixed Charge Coverage Ratio, shall exclude all PIK interest.

     6.2 LIMITATION ON INDEBTEDNESS. The Borrower shall not create, incur, assume or suffer to exist any Indebtedness, and shall not permit any of its Subsidiaries to create, incur, assume or suffer to exist any Indebtedness, except for:

     (a) Indebtedness created hereunder and under the Notes;

     (b) Indebtedness of the Borrower or any of its Subsidiaries (not referred to in any other clause of this Section 6.2) secured by Liens permitted with respect to the Borrower or its Subsidiaries by Section 6.3;

     (c) Indebtedness under the Existing Credit Agreement in an aggregate principal amount not exceeding $351,100,000, LESS the principal amount of mandatory repayments and prepayments made thereunder from time to time on and after the Closing Date;

     (d) [Intentionally Omitted];

     (e) Indebtedness of a Person which becomes a Subsidiary after the date hereof, provided that (i) such Indebtedness existed at the time such Person became a Subsidiary and was not created in anticipation thereof and (ii) immediately after giving effect to the acquisition of such Person by the Borrower or any existing Subsidiary no Default shall have occurred and be continuing;

     (f) unsecured Indebtedness of any Subsidiary owing to the Borrower or any other Subsidiary or secured Indebtedness of any Subsidiary owing to the Borrower or any Subsidiary;

     (g) the License Fee Guaranties; and the Junior Subordinated Notes, in amounts in existence on the Closing Date;

     (h) Indebtedness (i) under any Interest Rate Agreement required by the Existing Credit Agreement, (ii) evidenced by performance bonds or letters of credit issued in the ordinary course of business or reimbursement obligations in respect thereof, (iii) evidenced by a letter of credit facility related to insurance associated with claims for work-related injuries or (iv) for bank overdrafts incurred in the ordinary course of business that are promptly repaid;

     (i) trade credit incurred to acquire goods, supplies, services and incurred in the ordinary and normal course of business;

     (j) Capitalized Lease Obligations in an aggregate amount not exceeding $50,000,000; and

     (k) all deferred taxes (where such deferral is otherwise permitted under the terms of this Agreement and under applicable law).

     6.3 LIMITATION ON LIENS. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

     (a) Liens created under the Existing Credit Agreement or under any of the other Loan Documents (as defined in the Existing Credit Agreement);

     (b) Liens existing on any Property at the time of its acquisition after the date hereof not created in anticipation of such acquisition and limited solely to the Property acquired;

     (c) Liens arising pursuant to any order of attachment, distraint or similar legal process arising in connection with court proceedings so long as the execution or other enforcement thereof is effectively stayed and claims secured thereby are being contested in good faith by appropriate proceedings;

     (d) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

     (e) Liens created by operation of law not securing the payment of Indebtedness for money borrowed or guaranteed, including carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 45 days or which are being contested in good faith by appropriate proceedings;

     (f) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

     (g) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

     (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, would not cause a Material Adverse Effect;

     (i) [Intentionally Omitted];

     (j) Liens on the Property or assets of a Person which becomes a Subsidiary after the date hereof securing Indebtedness permitted by Section 6.2(e), provided that (i) such Liens existed at the time such Person became a Subsidiary and were not created in anticipation thereof, (ii) any such Lien is not spread to cover any property or assets of such Person after the time such Person becomes a Subsidiary and (iii) the amount of Indebtedness secured thereby is not increased; and

     (k) Liens on Property or assets securing leases permitted pursuant to
Section 6.12.

     6.4 LIMITATION ON FUNDAMENTAL CHANGES. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, except, so long as no Default or Event of Default has occurred and is continuing or would result therefrom:

     (a) upon at least 15 days' prior notice to the Arrangers, any Subsidiary of the Borrower may merge into the Borrower (provided that the Borrower is the survivor thereof) or into any other wholly-owned Subsidiary of the Borrower, provided that the obligations of the merging entity are assumed by the Borrower or such wholly-owned Subsidiary, as applicable; and

     (b) any Subsidiary of the Borrower may merge or consolidate with any Person to consummate any New Investment or Acquisition permitted by Section 6.7; provided that the survivor of that merger or consolidation is a Subsidiary.

     6.5 LIMITATION ON SALE OF ASSETS. The Borrower shall not, and shall not permit any of its Subsidiaries to, make any Asset Disposition, unless such Asset Disposition shall be for fair market value. Fair market value shall be determined by the Board of Directors of the Borrower or its management committee, in the case of Asset Dispositions relating to assets having a book value of $10,000,000 or less, and by an independent appraisal firm reasonably satisfactory to the Majority Lenders, in the case of Asset Dispositions relating to assets having a book value over $10,000,000. In any case, the Borrower may not sell, and will not permit any of its Subsidiaries to sell, any Primary Station or the Media Licenses therefor.

     6.6 LIMITATION ON DIVIDENDS. The Borrower shall not, and shall not permit any of its Subsidiaries to, (a) if a corporation, declare or pay any dividend (other than dividends payable solely in common stock of the Borrower or its Subsidiaries) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or its Subsidiaries or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding (except only such dividends, payments or other amounts payable to the Borrower or a wholly-owned Subsidiary of the Borrower), and (b) if a partnership, make any distribution with respect to the ownership interests therein, or, in either case, any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary (except distributions to the Borrower or any wholly-owned Subsidiary of the Borrower) (such declarations, payments, setting apart, purchases, redemptions, defeasance, retirements, acquisitions and distributions being herein called "RESTRICTED PAYMENTS"), except for:

          (i) Restricted Payments paid by the Borrower to PTI Holdings for the repurchase of its Junior Subordinated Note in accordance with Section 6.8;

         (ii) such other Restricted Payments as the Borrower or its Subsidiaries may elect to make, provided that (x) the Total Debt Ratio as of the date of the most recent quarterly or annual financial statements delivered pursuant to Section 5.1 after giving effect to the making of such Restricted Payment is less than 3.50:1, (y) no Default has occurred and is continuing or would result from the making of such Restricted Payment, and
     (z) the Borrower is in compliance with the Fixed Charge Coverage Ratio (calculated on a basis so as to include such Restricted Payments as a fixed charge, except for such Restricted Payments relating to Borrower Stock Purchases) as of the date thereof; and

        (iii) Restricted Payments paid by the Borrower to (A) redeem or repurchase the Modesto Station Purchase Preferred Stock in an aggregate amount not exceeding the Redemption Value thereof plus accrued and unpaid dividends and (B) pay regularly scheduled and accrued and unpaid dividends on the Modesto Station Purchase Preferred Stock; provided that at the time that such Restricted Payment is made no Preferred Stock Default shall have occurred and be continuing or would result from the making of such Restricted Payment.

Notwithstanding anything herein to the contrary, the Borrower shall not permit
(i) the aggregate amount of Restricted Payments for Borrower Stock Purchases to exceed $150,000,000 or (ii) the aggregate percentages of such purchased shares to exceed 10% of the issued common stock of the Borrower.

     6.7 LIMITATION ON INVESTMENTS, LOANS AND ADVANCES. The Borrower shall not, and shall not permit any of its Subsidiaries to, make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in (any of the foregoing, an "INVESTMENT"), any Person, except for:

     (a) the Borrower's ownership interest in its Subsidiaries and certain Subsidiaries' ownership interests in certain other Subsidiaries, in each case on or prior to the Closing Date and as set forth in Section 3.27;

     (b) investments in marketable securities, liquid investments and other financial instruments that are acquired for investment purposes and that have a value which may be readily established and which are investment grade, including any such investment that may be readily sold or otherwise liquidated;

     (c) extensions of trade credit in the ordinary course of business;

     (d) advances to employees of the Borrower or its Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business;

     (e) investments constituting non-cash consideration received in connection with an Asset Disposition, provided that such non-cash consideration shall not exceed 15% of the aggregate consideration received for such Asset Disposition; and provided further that the aggregate amount of any such non-cash consideration with respect to all Asset Dispositions shall not exceed $5,000,000 at any one time outstanding;

     (f) investments in existence as of the Closing Date, as set forth on
Schedule 6;

     (g) Acquisitions not otherwise referred to in any other clause of this
Section 6.7; provided that (i) the aggregate Consideration with respect to any Acquisition shall not exceed the Net Proceeds of any Equity Offerings available for such purpose; (ii) no Default has occurred and is continuing or would result from the consummation of such Acquisition (and the Borrower shall have delivered a Covenant Compliance Certificate showing PRO FORMA calculations assuming such Acquisition had been consummated to the Administrative Agent); (iii) the Acquisition (if of a radio or television station), has received final FCC approval and evidence thereof satisfactory to the Administrative Agent has been provided to the Administrative Agent; (iv) the Administrative Agent shall have received, reviewed and approved (such approval not to be unreasonably withheld) the form of all documents setting forth the terms of, effecting or otherwise relating to, such Acquisition; and (v) the Borrower shall be in compliance with the Total Debt Ratio on a PRO FORMA basis assuming such Acquisition had been consummated;;

     (h) investments permitted under Section 6.2(f);

     (i) investments not otherwise referred to in this Section 6.7 in an aggregate amount not to exceed $50,000,000 during the term of this Agreement, provided that no such investment shall be permitted if at the time of the making thereof a Default has occurred and is continuing or would result from the making of such investment;

     (j) investments in Entravision permitted by Section 6.7(j) of the Existing Credit Agreement;

     (k) New Investments; provided that (i) no Default has occurred and is continuing or would result from the consummation of such New Investment (and the Borrower shall have delivered a Covenant Compliance Certificate showing PRO FORMA calculations assuming such New Investment had been consummated to the Administrative Agent); (ii) the New Investment (if in a radio or television station), has received (if such investment shall require FCC approval) final FCC approval and evidence thereof satisfactory to the Administrative Agent has been provided to the Administrative Agent; (iii) the Administrative Agent shall have received the form of all documents setting forth the terms of, effecting or otherwise relating to, such New Investment; and (iv) the Borrower shall be in compliance with the Total Debt Ratio on a PRO FORMA basis assuming such New Investment had been consummated; and

     (l) the Borrower and its Subsidiaries may make an investment in a joint venture for the purpose of establishing and operating pay television channels in the United States; PROVIDED that the Borrower's (or its Subsidiaries') investment therein shall not exceed $10,000,000 in the aggregate (exclusive of all general and administrative expenses and affiliate sales and promotion expenses contributed by Borrower (or any such Subsidiary)); and PROVIDED, FURTHER THAT (i) no Default has occurred and is continuing or would result from the consummation of such investment; and (ii) the Administrative Agent shall have received and reviewed the form of all documents setting forth the terms of, effecting or otherwise relating to, such investment.

     6.8 LIMITATION ON MODIFICATIONS OF DEBT INSTRUMENTS; REPURCHASE OF JUNIOR SUBORDINATED NOTES; Etc.(a) . (a) The Borrower shall not, and shall not permit any Subsidiary to, amend the subordination provisions of the Subordinated Indebtedness or any guarantee thereof.

     (b) Notwithstanding anything to the contrary contained herein, the Borrower shall not repurchase, or permit PTI Holdings to repurchase, any Junior Subordinated Note if the aggregate purchase price paid for the Junior Subordinated Notes would exceed the accreted value thereof or if any Default has occurred and is continuing, or would result from such repurchase.

     6.9 TRANSACTIONS WITH AFFILIATES. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate or any Subsidiary less than wholly-owned, directly or indirectly, by the Borrower, unless such transaction
(i) is otherwise permitted under this Agreement or (ii) is in the ordinary course of the Borrower's or such Subsidiary's business and is upon terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person not an Affiliate or (iii) is pursuant to any Material Agreement or (iv) is a New Investment or an investment in a pay television joint venture permitted by Section 6.7(k) or 6.7(l), respectively.

     6.10 FISCAL YEAR. The Borrower shall not permit the fiscal year of the Borrower or any of its consolidated Subsidiaries to end on a day other than December 31, except with the consent of the Majority Lenders (which consent shall not be unreasonably withheld and which consent may be conditioned upon adjusting the covenants in a manner to give each of the parties hereto substantially the same protection and benefits as were in effect prior to any such change in the fiscal year of the Borrower or any of its consolidated Subsidiaries).

     6.11 RESTRICTIONS AFFECTING SUBSIDIARIES. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into, or suffer to exist, any agreement (other than this Agreement and the Existing Credit Agreement) with any Person other than the Lenders which prohibits or limits the ability of any Subsidiary to (a) pay dividends or make other distributions or pay any Indebtedness owed to the Borrower or any other Subsidiary, (b) make loans or advances to the Borrower or any other Subsidiary or (c) transfer any of its properties or assets to the Borrower or any other Subsidiary.

     6.12 LEASE OBLIGATIONS. The Borrower shall not, and shall not permit any of its Subsidiaries to, sell, assign or otherwise transfer any of its Properties, rights or assets (whether now owned or hereafter acquired) to any Person and thereafter directly or indirectly lease back the same or similar property.

     6.13 UNFUNDED LIABILITIES. The Borrower shall not permit unfunded liabilities for any and all Plans maintained for or covering employees of the Borrower or any Subsidiary to exceed $5,000,000 at any time.

     6.14 MANAGEMENT FEES. The Borrower shall not, and shall not permit any of its Subsidiaries to, pay any management fees for services rendered other than
(i) management fees to Persons not Affiliates for services rendered and incurred in an arm's length transaction and in the ordinary course of the Borrower's or such Subsidiaries' business and (ii) management fees payable by Subsidiaries of the Borrower to the Borrower or a wholly-owned Subsidiary of the Borrower.

     6.15 MATERIAL AGREEMENTS. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into or permit (i) any termination of the Material Agreements (except as such agreements may terminate in accordance with their terms), (ii) any modification or amendment of any provision of any Material Agreement, which modification or amendment would have a Material Adverse Effect,
(iii) any modification or amendment of the Program License Agreements which would change the terms of any payment thereunder, which would decrease the availability of programming thereunder, which would be adverse to the Lenders or which would be material or (iv) any other modification or amendment of any provision of any Material Agreement (provided, that the Borrower shall give the Arrangers (who shall, in turn, promptly notify the Lenders), at least 10 days' prior notice of all such proposed modifications and amendments under this clause
(iv) and if the Majority Lenders do not vote to disapprove such proposed modification or amendments within such 10-day notice period, the Lenders shall be deemed to have approved such proposed modifications or amendments).

     6.16 LIMITATION ON EQUITY OFFERINGS. The Borrower shall not, and shall not permit any of its Subsidiaries to, consummate any Equity Offering of the Capital Stock of the Borrower or any Subsidiary by the Borrower or any Subsidiary except for (i) Equity Offerings in which 100% of the Net Proceeds thereof are used for Acquisitions permitted by Section 6.7 (g) and (ii) Equity Offerings in which 20% of the Net Proceeds thereof are used to make the prepayment required by Section 2.3(a); provided that the Borrower or any Subsidiary may use less than 100% of the Net Proceeds of an Equity Offering for an Acquisition permitted by Section 6.7(g) if 20% of that portion of such Net Proceeds not used for an Acquisition are used to make the prepayment required by Section 2.3(a).

SECTION 7.   EVENTS OF DEFAULT

     If any of the following events shall occur and be continuing:

     (a) The Borrower shall fail to pay any principal on any Note when due or the Borrower shall fail to pay any interest on any Note within two Business Days after any such interest becomes due in accordance with the terms thereof and hereof or the Borrower shall fail to pay any other amount payable hereunder within five Business Days after any such other amount becomes due; or

     (b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

     (c) The Borrower shall default in the observance or performance of any agreement contained in Section 5.2(f), 5.3, 5.4, 5.8, 5.9 or 5.10, or any provision of Section 6; or

     (d) Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or the other Loan Documents (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after the earlier of
(i) notice thereof from the Administrative Agent to the Borrower and (ii) actual knowledge thereof by a senior officer of such Loan Party or any provision of any Loan Document shall at any time for any reason be declared null and void, or the validity or enforceability of any Loan Document shall at any time be contested by any Loan Party, or a proceeding shall be commenced by any Loan Party, or by any Governmental Authority or other Person having jurisdiction over any Loan Party, seeking to establish the invalidity or unenforceability thereof, or any Loan Party shall deny that it has any liability or obligation purported to be created under any Loan Document; or

     (e) (a) The Borrower or any other Loan Party shall (i) (except as set forth in (b) below) default in any payment of principal or interest, regardless of the amount, due in respect of any (A) Indebtedness (other than the Notes) issued under an indenture or other agreement, if the original principal amount of Indebtedness covered by such indenture or agreement is $5,000,000 or greater or
(B) any Guarantee Obligation with respect to an amount of $5,000,000 or greater, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created, whether or not such default has been waived by the holders of such Indebtedness or Guarantee Obligation; or (ii) (except as set forth in (b) below) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable or such Indebtedness to be required to be defeased or purchased; or (b) any Event of Default (as defined in the Existing Credit Agreement) shall occur; or

     (f) (i) The Borrower or any other Loan Party shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Borrower or any other Loan Party shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any other Loan Party any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged, unstayed or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any other Loan Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any other Loan Party shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause
(i), (ii), or (iii) above; or (v) the Borrower or any other Loan Party shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due or there shall be a general assignment for the benefit of creditors; or

     (g) (i) Any Person shall engage in any non-exempt "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee would reasonably be expected to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA (other than a standard termination) or (v) the Borrower or any Commonly Controlled Entity would reasonably be expected to incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan; and in each case regarding clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to subject the Borrower or any other Loan Party to any tax, penalty or other liabilities in the aggregate to exceed $5,000,000; or

     (h) One or more judgments or decrees shall be entered against the Borrower or any other Loan Party involving in the aggregate a liability (not paid or fully covered by insurance) of $5,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof or in any event five days before the date of any sale pursuant to such judgment or decree or any non-monetary judgment or order shall be entered against the Borrower or any other Loan Party that is reasonably likely to have a Material Adverse Effect and either (i) enforcement proceedings shall have been commenced by any Person upon such judgment which has not been stayed pending appeal or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

     (i) There shall occur any default in the material observance or material performance of any Material Agreement or any such Material Agreement shall terminate or otherwise no longer be in full force and effect; or

     (j) Any Media License required for the lawful ownership, lease, control, use, operation, management or maintenance of a Primary Station shall be canceled, terminated, rescinded, annulled, revoked, suspended or limited, or amended or otherwise modified in any material adverse respect, or shall fail to be renewed for any reason whatsoever; or any such Media License, the loss of which would have a Material Adverse Effect, shall no longer be in full force and effect; or the grant of any such Media License, the loss of which would have a Material Adverse Effect, shall have been stayed, vacated or reversed, or modified in any material adverse respect, by judicial or administrative proceedings; or

     (k) Any material provision of any Loan Document, after delivery thereof pursuant to the provisions hereof, shall, for any reason other than an act or omission by the Administrative Agent, cease to be valid or enforceable in accordance with its terms and such cessation shall have a Material Adverse Effect; or

     (l) A Change in Control shall have occurred;

then, and in any such event, (A) if such event is an Event of Default specified in paragraph (f) above, automatically the Commitments to the Borrower shall immediately terminate and the Loans made to the Borrower hereunder (with accrued interest thereon) and all other Obligations shall immediately become due and payable, and (B) if such event is any other Event of Default, with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, take any or all of the following actions: (i) by notice to the Borrower declare the Commitments to the Borrower to be terminated forthwith, whereupon such Commitments shall immediately terminate; and (ii) by notice of default to the Borrower, declare the Loans (with accrued interest thereon) and all other Obligations under this Agreement and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable. In all cases, with the consent of the Majority Lenders, the Administrative Agent may enforce any or all of rights and remedies created pursuant to any Loan Document or available at law or in equity. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

SECTION 8.   THE ADMINISTRATIVE AGENT AND THE ARRANGERS

     8.1 APPOINTMENT. Each Lender hereby irrevocably designates and appoints Chase as Administrative Agent and Chase and BNP Paribas as the Arrangers for such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes Chase, as the Administrative Agent, and Chase and BNP Paribas, as the Arrangers, for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent or the Arrangers, as the case may be, by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, neither the Administrative Agent nor the Arrangers shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent or the Arrangers in such respective capacities.

     8.2 DELEGATION OF DUTIES. The Administrative Agent and the Arrangers may execute any of their respective duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Administrative Agent nor the Arrangers shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     8.3 EXCULPATORY PROVISIONS. Neither the Administrative Agent, the Arrangers nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any Subsidiary or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent or the Arrangers under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Notes or any other Loan Document or for any failure of the Borrower or any Subsidiary to perform its obligations hereunder or thereunder. Neither the Administrative Agent nor the Arrangers shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any Subsidiary.

     8.4 RELIANCE BY ADMINISTRATIVE AGENT AND ARRANGERS. The Administrative Agent and the Arrangers shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by any of them to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), the Accountants and independent accountants and other experts selected by the Administrative Agent or the Arrangers. The Administrative Agent and the Arrangers may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent or the Arrangers shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders or all Lenders, as it deems appropriate, or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense (except those incurred solely as a result of the Administrative Agent's or any Arranger's gross negligence or willful misconduct) which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent and the Arrangers shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes and the other Loan Documents in accordance with a request of the Majority Lenders or all Lenders, as may be required, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

     8.5 NOTICE OF DEFAULT. Neither the Administrative Agent nor the Arrangers shall be deemed to have knowledge or notice of the occurrence of any Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Arrangers and the Lenders. The Administrative Agent shall take such action with respect to such Default as shall be reasonably directed by the Majority Lenders or all Lenders as appropriate; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders or as the Administrative Agent shall believe necessary to protect the Lenders' interests under the Loan Documents.

     8.6 NON-RELIANCE ON ADMINISTRATIVE AGENT, ARRANGERS AND OTHER LENDERS. Each Lender expressly acknowledges that none of the Administrative Agent, the Arrangers or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent or the Arrangers hereafter taken, including any review of the affairs of the Borrower or any Subsidiary, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Arrangers to any Lender. Each Lender represents to the Administrative Agent and the Arrangers that it has, independently and without reliance upon the Administrative Agent or the Arrangers or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower or any Subsidiary and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or the Arrangers or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent or the Arrangers hereunder, the Administrative Agent and the Arrangers shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or any Subsidiary which may come into the possession of the Administrative Agent or the Arrangers or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

     8.7 INDEMNIFICATION. The Lenders agree to indemnify the Administrative Agent and the Arrangers in their respective capacities as such (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), ratably according to the respective amounts of their Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs (including, without limitation, the allocated reasonable cost of internal counsel), expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Administrative Agent or the Arrangers, in their respective capacities as Administrative Agent and Arrangers, but not as Lenders hereunder, in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent or the Arrangers under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's or the Arrangers' gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Notes and all other amounts payable hereunder.

     8.8 ADMINISTRATIVE AGENT AND ARRANGERS IN THEIR INDIVIDUAL CAPACITIES. The Administrative Agent, each Arranger and their respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and any Subsidiary as though the Administrative Agent and such Arranger were not the Administrative Agent and an Arranger, respectively, hereunder and under the other Loan Documents. With respect to the Administrative Agent or any Arranger the Loans made by the Administrative Agent or such Arranger, as applicable, and any Note issued to any of the Administrative Agent or the Arrangers, as the case may be, shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent or an Arranger, as the case may be, and the terms "Lender" and "Lenders" shall include the Administrative Agent and the Arrangers in their individual capacities.

     8.9 SUCCESSOR ADMINISTRATIVE AGENT OR ARRANGERS. The Administrative Agent or any Arranger may resign as Administrative Agent or Arranger, respectively, upon 30 days' notice to the Lenders and the Majority Lenders may at any time remove the Administrative Agent or either or both of the Arrangers. If the Administrative Agent or any Arranger shall be removed or shall resign as Administrative Agent or Arranger under this Agreement and the other Loan Documents, then the Majority Lenders shall appoint from among the Lenders a successor administrative agent or arranger, as the case may be, for the Lenders, which successor administrative agent or arranger, as the case may be, shall be approved by the Borrower (which consent shall not be unreasonably withheld or delayed and which shall not be required if an Event of Default under Section 7.1(a) shall have occurred and is continuing), whereupon such successor administrative agent or arranger, as the case may be, shall succeed to the rights, powers and duties of the Administrative Agent and the Arranger and the term "Administrative Agent" or "Arranger" shall mean such successor administrative agent or Arranger, as the case may be, effective upon its appointment, and the former Administrative Agent's or Arranger's rights, powers and duties as Administrative Agent or Arranger, as the case may be, shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or Arranger or any of the parties to this Agreement or any holders of the Notes. After any retiring Administrative Agent's or Arranger's removal or resignation as Administrative Agent or Arranger, the provisions of this Section shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Arranger, as the case may be, under this Agreement and the other Loan Documents. Further, if the Administrative Agent or any Arranger no longer has any Loans or Commitments hereunder, the Administrative Agent or such Arranger shall immediately resign and shall be replaced, and have the benefits, as set forth in this Section 8.9.

     8.10 ARRANGERS. Without limiting any provision contained in this Section 8,
(i) none of the Lenders identified in this Agreement as an "Arranger" shall have, except as and to the limited extent expressly provided herein, any obligation, responsibility or duty under this Agreement other than those applicable to all Lenders as such and (ii) the Joint Advisors, Joint Lead Arrangers and Joint Book Managers hereunder shall have no obligation, responsibility or duty whatsoever under this Agreement. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

SECTION 9. MISCELLANEOUS

     9.1 AMENDMENTS AND WAIVERS. Neither this Agreement, any Note, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section. With the prior written consent of the Majority Lenders and the Borrower, the Borrower may, from time to time, enter into written amendments, supplements or modifications hereto and to the Notes and the other Loan Documents for the purposes of adding any provisions to this Agreement or the Notes or the other Loan Documents or changing in any manner the rights of the Lenders, the Borrower or any other Loan Party hereunder or thereunder or waiving, on such terms and conditions as may be specified in such instrument, any of the requirements of this Agreement or the Notes or the other Loan Documents or any Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) (a) reduce the amount or extend the maturity of any Note or any installment due thereon, or reduce the rate or extend the time of payment of interest thereon, or reduce the amount or extend the time of payment of any fee, indemnity or reimbursement payable to any Lender hereunder, or change the amount or maturity of any Lender's Commitment, in each case without the written consent of the Lender affected thereby; or (b) amend, modify or waive any provision of this Section 9.1 or reduce the percentage specified in or otherwise modify the definition of Majority Lenders, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents (except as permitted under Section 6.4); or (c) release the Borrower from any liability under the Loan Documents; or (d) amend, modify or waive, directly or indirectly, any of the provisions of Section 2.1(h) or 2.9; or (e) amend, modify or waive, directly or indirectly, any provision of this Agreement requiring the consent or approval or notification of all Lenders, in each case set forth in clauses
(i)(b) through (i)(e) above without the written consent of all the Lenders; or
(ii) amend, modify or waive any provision of Section 8 without the written consent of the then Administrative Agent and the then Arrangers. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Administrative Agent, the Arrangers and all future holders of the Notes. In the case of any waiver, the Borrower, the Lenders, the Arrangers and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Notes and any other Loan Documents, and any Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default, or impair any right consequent thereon.

     9.2 NOTICES. All notices, requests and demands or other communications to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or 3 days after being deposited in the United States mail, certified and postage prepaid and return receipt requested, or, in the case of telecopy notice, when received, in each case addressed as follows in the case of the Borrower, the Arrangers and the Administrative Agent, and as set forth in Schedule 2, or in the Assignment and Acceptance pursuant to which a Person becomes a party hereto, in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

         The Borrower:               Univision Communications Inc.
                                     1999 Avenue of the Stars
                                     Suite 3050
                                     Los Angeles, California 90067
                                     Attention:  General Counsel
                                     Telecopy:   (310) 556-3568

                                     with copies to:

                                     Univision Communications Inc.
                                     Glenpointe Centre West
                                     500 Frank W. Burr Boulevard
                                     6th Floor
                                     Teaneck, New Jersey  07666
                                     Attention:  George W. Blank
                                     Telecopy:   (201) 287-9578

                                     Univision Communications Inc.
                                     1999 Avenue of the Stars
                                     Suite 3050
                                     Los Angeles, California 90067
                                     Attention:  Andrew Hobson
                                     Telecopy:   (310) 556-7615

         Chase, as                   The Chase Manhattan Bank
         Administrative Agent        270 Park Avenue, 36th Floor
         and an Arranger:            New York, New York 10017
                                     Attention:  Tracey Ewing
                                     Telecopy:   (212) 270-4164

                                     with a copy to:
                                     Agent Bank Services Group
                                     1 Chase Manhattan Plaza, 8th Floor
                                     New York, New York 10081
                                     Attention:  Gloria Javier
                                     Telecopy:  (212) 552-5700

         BNP Paribas, as             BNP Paribas
         an Arranger:                101 California Street, Suite 3150
                                     San Francisco, California  94111
                                     Attention:  Susan Bowes
                                     Telecopy:   (415) 398-4240

; provided that any notice, request or demand to or upon the Administrative Agent, the Arrangers or the Lenders pursuant to Section 2.1, 2.2, 2.4, 2.8 or
2.11 or any notice to the Borrower pursuant to Section 7 shall not be effective until received.

     9.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Administrative Agent, any Arranger or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     9.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes (but shall not be deemed to be restated unless otherwise expressly provided for).

     9.5 PAYMENT OF EXPENSES AND TAXES. The Borrower agrees (a) to pay or reimburse the Administrative Agent and the Arrangers for all their reasonable costs and out-of-pocket expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the Notes and the other Loan Documents and any other documents prepared in connection herewith or therewith, any syndication of the Loans and/or the Commitments, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent and the Arrangers, (b) after the occurrence and during the continuance of a Default, to pay or reimburse each Arranger, the Administrative Agent and each Lender, for all its reasonable costs and out-of-pocket expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes, the other Loan Documents and any such other documents or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceeding, including, without limitation, reasonable legal fees and disbursements of counsel to the Administrative Agent, the Arrangers and each Lender and the allocated reasonable cost of internal counsel to the Arrangers, the Administrative Agent and each Lender, (c) to pay, and indemnify and hold harmless each Lender, each Arranger and the Administrative Agent from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes, the other Loan Documents and any such other documents and (d) to pay, and indemnify and hold harmless each Lender, each Arranger and the

Administrative Agent from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs (including, without limitation, the allocated reasonable cost of internal counsel and the reasonable legal fees and disbursements of outside counsel to the Lenders, the Arrangers and the Administrative Agent), expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Notes, the other Loan Documents or the use of the proceeds of the Loans and any such other documents (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"), provided, that the Borrower shall have no obligation hereunder to the Administrative Agent, any Arranger or any Lender with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of the Administrative Agent, such Arranger or such Lender or their agents or attorneys-in-fact, (ii) legal proceedings commenced against the Administrative Agent, any Arranger or any Lender by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such or (iii) legal proceedings commenced against any Lender, the Administrative Agent or any Arranger by any other Arranger or Lender or the Administrative Agent with respect to fee arrangements and other payment obligations between the Administrative Agent, the Arrangers and the Lenders. The agreements in this Section shall survive repayment of the Notes and all other amounts payable hereunder. The Administrative Agent, the Arrangers and the Lenders agree to provide reasonable details and supporting information concerning any costs and expenses required to be paid by the Borrower pursuant to the terms hereof.

     9.6 SUCCESSORS AND ASSIGNS; PARTICIPATIONS; PURCHASING LENDERS.

     (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Arrangers, the Administrative Agent, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of each Lender.

     (b) Any Lender may, in the ordinary course of its commercial banking or finance business and in accordance with applicable law, at any time sell to one or more banks or other entities ("PARTICIPANTS") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents; provided that the holder of any such participation, other than an Affiliate of such Lender, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting the extension of the maturity of any portion of the principal amount of a Loan or Commitment or any portion of interest or fees related thereto or a reduction of the principal amount or principal payment amount of or the rate of interest payable on the Loans or any fees related thereto or any increase in participation amounts. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement and the other Loan Documents, and the Borrower, the Arrangers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. The Borrower agrees that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note, provided that such Participant shall only be entitled to such right of setoff if it shall have agreed in the agreement pursuant to which it shall have acquired its participating interest to share with the Lenders the proceeds thereof as provided in Section 9.7. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.8, 2.9, 2.11, 2.12, 2.13 and 9.5 with respect to its participation in the Commitments and the Loans outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

     (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to any of its Affiliates or to any Lender, any Affiliate thereof or to one or more additional lenders or financial institutions, which additional lenders shall be subject to the consent of the Borrower, such consent not to be unreasonably withheld and not to be required if a Default has occurred and is continuing ("PURCHASING LENDERS") all or any part of its rights and obligations under this Agreement, the Notes and the other Loan Documents pursuant to an Assignment and Acceptance substantially in the form of Exhibit B, executed by such Purchasing Lender and such transferor Lender and delivered to the Administrative Agent for its acceptance and recording in the Register (as defined in (d) below), provided, that any such sale must result in the Purchasing Lender having at least $5,000,000 in aggregate amount of obligations under this Agreement, the Notes and the other Loan Documents. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Assignment and Acceptance, (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the transferor Lender thereunder shall, to the extent of such assigned portion and as provided in such Assignment and Acceptance, be released from its obligations under this Agreement and the other Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto). Such Assignment and Acceptance shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement, the Notes and the other Loan Documents. On or prior to the transfer effective date determined pursuant to such Assignment and Acceptance, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note a new Note to the order of such Purchasing Lender in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance, and if the transferor Lender has retained a Commitment hereunder a new Note to the order of the transferor Lender in an amount equal to the Commitment retained by it hereunder. Such new Note shall be dated the Closing Date and shall otherwise be in the form of the Note replaced thereby. The Note surrendered by the transferor Lender shall be returned by the Administrative Agent to the Borrower marked "canceled."

     (d) The Administrative Agent shall maintain at its address referred to in
Section 9.2 a copy of each Assignment and Acceptance and each Joining Lender Agreement delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent, the Arrangers and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loans recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (e) Upon its receipt of an Assignment and Acceptance executed by a transferor Lender and Purchasing Lender (and, in the case of a Purchasing Lender that is not then a Lender or an Affiliate thereof, by the Borrower and the Administrative Agent), together with payment to the Administrative Agent (except in the case of a Lender assigning to its Affiliate) of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Borrower.

     (f) The Borrower authorizes each Lender to disclose to any Participant or Purchasing Lender (each, a "TRANSFEREE") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrower and its Subsidiaries and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or any other Loan Document or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Subsidiaries and its Affiliates prior to becoming a party to this Agreement; provided that such Transferee or prospective Transferee agrees to maintain the confidentiality of such information in accordance with the provisions of Section 9.18.

     (g) If, pursuant to this Section, any interest in this Agreement or any
Note is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any state thereof, the transferor Lender shall cause such Transferee concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender and the Administrative Agent (for the benefit of the transferor Lender, the Administrative Agent, the Arrangers and the Borrower) that under applicable law and treaties no taxes will be required to be withheld by the Administrative Agent, the Arrangers, the Borrower, if applicable, or the transferor Lender with respect to any payments to be made to such Transferee in respect of the Loans, (ii) to furnish to the transferor Lender and the Administrative Agent (and, in the case of any Purchasing Lender registered in the Register, the Administrative Agent and the Borrower) U.S. Internal Revenue Service Form W-9, W-8BEN or W-8ECI (as applicable to it) (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the transferor Lender and the Administrative Agent, the Arrangers and the Borrower) to provide the transferor Lender and the Administrative Agent (and, in the case of any Purchasing Lender registered in the Register, the Administrative Agent and the Borrower) a new Form W-9, W-8BEN or W-8ECI (as applicable to it) upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

     (h) Nothing herein shall prohibit any Lender from pledging or assigning any of its rights under its Note to any Federal Reserve Bank in accordance with applicable law.

     9.7 ADJUSTMENTS; SET-OFF.

     (a) If any Lender (a "BENEFITTED LENDER") shall at any time receive any payment of all or part of its Loans, or interest thereon, or fees, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, or fees, such benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Loans or fees, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Loan may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

     (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, exercisable upon the occurrence and during the continuance of an Event of Default and acceleration of the Obligations pursuant to Section 7, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, to set-off and appropriate and apply against any such Obligations any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof or bank controlling such Lender to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

     9.8 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

     9.9 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     9.10 INTEGRATION. This Agreement represents the entire agreement of the Borrower, the Administrative Agent, the Arrangers and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, the Arrangers or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

     9.11 GOVERNING LAW. THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO ITS CHOICE OF LAW RULES).

     9.12 SUBMISSION TO JURISDICTION; WAIVERS; APPOINTMENT OF PROCESS AGENT. (a) The Borrower to the extent permitted by applicable law, hereby irrevocably and unconditionally:

          (i) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the States of California and New York, the courts of the United States of America for the Central District of California and the Southern District of New York, and appellate courts from any thereof;

          (ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding in any such court was brought in an inconvenient court and agrees not to plead or claim the same; and

          (iii) agrees that nothing herein shall affect the right to effect service of process in any manner permitted by law or shall limit the right to sue in any other jurisdiction.

     9.13 ACKNOWLEDGEMENTS. The Borrower hereby acknowledges that:

     (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the Notes and the other Loan Documents;

     (b) neither the Administrative Agent, any Arranger nor any Lender has any fiduciary relationship to the Borrower solely by virtue of any of the Loan Documents, and the relationship pursuant to the Loan Documents between the Administrative Agent, the Arrangers and the Lenders, on one hand, and the Borrower on the other hand, is solely that of creditor and debtor; and

     (c) no joint venture exists among the Lenders or among the Borrower and the Lenders.

     9.14 WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT, THE ARRANGERS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

     9.15 HEADINGS. Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     9.16 CONFLICT OF TERMS. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

     9.17 COPIES OF CERTIFICATES, ETC. Whenever the Borrower is required to deliver notices, certificates, opinions, statements or other information hereunder to the Administrative Agent or to the Arrangers for delivery to any Lender, it shall do so in such number of copies as the Administrative Agent or the Arrangers shall reasonably specify (provided, that if, for any reason, the Administrative Agent or the Arrangers do not deliver such notices, certificates, opinions, statements or other information to any Lender, the Borrower shall deliver such items to such Lender upon the request of such Lender). Whenever the Administrative Agent or the Arrangers receives from the Borrower notices, certificates, opinions, statements or other information hereunder or under any other Loan Document for delivery to the Lenders, the Administrative Agent or the Arrangers shall promptly deliver such items to each Lender, unless the Borrower is required by the terms hereof to deliver such items to such Lender itself.

     9.18 CONFIDENTIALITY. The Lenders shall take normal and reasonable precautions to maintain the confidentiality of all non-public information obtained pursuant to the requirements of this Agreement which has been identified as such by the Borrower but may, in any event, make disclosures (i) reasonably required by any bona fide transferee, assignee or participant in connection with the contemplated transfer or assignment of any of the Commitments or Loans or participations therein or (ii) as required or requested by any governmental agency or representative thereof or as required pursuant to legal process or (iii) to its attorneys and accountants or (iv) as required by law or (v) in connection with litigation involving any Lender; provided that (a) such transferee, assignee or participant agrees to comply with the provisions of this Section 9.18 unless specifically prohibited by applicable law or court order, (b) each Lender shall use its best efforts to notify the Borrower of any requirement or request by any governmental agency or representative thereof (other than any such request in connection with an examination of such Lender by such governmental agency) and any requirement pursuant to legal process of or for disclosure of such information (other than in connection with litigation between the Borrower and any Lender) and (c) in no event shall any Lender be obligated or required to return any materials furnished by the Borrower and its Subsidiaries.

     9.19 PUBLICITY. The Arrangers shall have the right to review and approve (such approval not to be unreasonably withheld or delayed), in advance, any public announcements (in any form) and any filings describing or quoting from the credit arrangements reflected in this Agreement and the other Loan Documents, provided, however, that the Borrower (i) shall be permitted to file copies of any Loan Document with the SEC, the FCC or any other governmental agency as required by law and
(ii) shall also be permitted to disclose information concerning the Loan Documents if the Borrower's attorneys reasonably believe that such disclosure is required by law.

     9.20 MARGIN STOCK. In connection with each Loan extended hereunder, each Lender represents that it, in good faith, has not relied upon Margin Stock as collateral in extending or maintaining such Loan.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                      UNIVISION COMMUNICATIONS INC.


                                      By       /S/ C. DOUGLAS KRANWINKLE
                                      Name:    C. Douglas Kranwinkle
                                      Title:   Execurive Vice President



                                      THE CHASE MANHATTAN BANK,
                                          as Administrative Agent, as
                                          an Arranger and as a Lender


                                      By       /S/ TRACEY NAVIN EWING
                                      Name:    Tracey Navin Ewing
                                      Title:   Vice President



                                      BNP PARIBAS, as an Arranger
                                          and as a Lender


                                      By       /S/ SUSAN BOWES
                                      Name:    Susan Bowes
                                      Title:   Vice President

                                      By       /S/ ERIC TOIZER
                                      Name:    Eric Toizer
                                      Title:   Director

                                                                       EXHIBIT A
                                                                       TO CREDIT
                                                                       AGREEMENT

                                  FORM OF NOTE

                                                         Los Angeles, California
$_____________________                                   ______________,________


FOR VALUE RECEIVED, the undersigned, UNIVISION COMMUNICATIONS INC., a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of _________________________ (the "Lender"), in lawful money of the United States and in immediately available funds, the aggregate unpaid principal amount of the Loans made by the Lender to the undersigned pursuant to Section 2.1 of the Credit Agreement (as hereinafter defined) on the Maturity Date. Such payment shall be made for the account of the Lender at the office of The Chase Manhattan Bank located at 270 Park Avenue, New York, New York 10017 or at such other office as the holder of this Note may notify the undersigned and as agreed to by The Chase Manhattan Bank. The undersigned further agrees to pay interest in like money at such office or such other office on the unpaid principal amount hereof from time to time from the date hereof at the rates per annum and on the dates specified in Sections 2.6 and 2.7 of the Credit Agreement until paid in full (both before and after judgment to the extent permitted by law).

     This Note is one of the Notes referred to in the Credit Agreement dated as of October ___, 2000 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the undersigned, the Lender, the other Lenders parties thereto, The Chase Manhattan Bank and BNP Paribas, as Arrangers and The Chase Manhattan Bank, as Administrative Agent, is entitled to the benefits thereof and of the other Loan Documents and is subject to optional and mandatory prepayment in whole or in part as provided therein. Capitalized terms used herein which are defined in the Credit Agreement shall have such meanings unless otherwise defined herein or unless the context otherwise requires.

     Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO ITS CHOICE OF LAW RULES).

                                         UNIVISION COMMUNICATIONS INC.


                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

                                                                       EXHIBIT B
                                                                       TO CREDIT
                                                                       AGREEMENT

                            ASSIGNMENT AND ACCEPTANCE

                           Date: _____________________

     Reference is made to that certain Credit Agreement dated as of October ___, 2000 (as it may be amended, modified or supplemented from time to time, the "CREDIT AGREEMENT"), by and among UNIVISION COMMUNICATIONS INC., a Delaware corporation (the "BORROWER"), the Lenders (as defined in the Credit Agreement), THE CHASE MANHATTAN BANK, a New York banking corporation, as an arranger and BNP PARIBAS, a French banking corporation, as an arranger (collectively, the "ARRANGERS") and THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent (the "AGENT"). Terms defined and the rules of interpretation contained in the Credit Agreement have the same meanings and application herein.

     _________________ (the "ASSIGNOR") is a Lender under the Credit Agreement and agrees with _________________________ (the "ASSIGNEE") as follows:

     1. As of the Effective Date (as defined below), the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, a _____% interest in and to all of the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents (which assignment will result in the Assignee having (i) a Commitment Percentage of ___% and (ii) a Commitment of $_____________) in respect of (a) the Assignor's Commitment as in effect on the Effective Date (as set forth in the Schedule attached hereto and without giving effect to other assignments thereof which have become or will be effective as of the Effective Date), (b) the Loans owing to the Assignor on the Effective Date (as set forth in the Schedule attached hereto and without giving effect to other assignments thereof which have become or will be effective as of the Effective Date) and (c) all amounts payable to the Assignor under the Loan Documents, including the Assignor's Note. The Assignee hereby appoints and authorizes the Agent and the Arrangers, as applicable, to exercise such powers as are delegated to the Agent and the Arrangers, respectively, by Section 8 of the Credit Agreement and by the other Loan Documents.

     2. The Assignor (i) represents and warrants that as of the Effective Date its Commitment, Commitment Percentage and Loans (without giving effect to other assignments thereof which have become or will be effective as of the Effective Date or any funding or repayment on the Effective Date) are as set forth in the Schedule attached hereto; (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) represents and warrants that it has full power and authority and has taken all action necessary to execute and deliver this Assignment and any and all other documents required or permitted to be executed or delivered by it in connection herewith and to fulfill its obligations under, and to consummate the transactions contemplated by, this Assignment, and no governmental authorizations or other authorizations are required in connection therewith; (iv) represents and warrants that this Assignment constitutes the legal, valid and binding obligation of the Assignor;
(v) makes no
representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or any other instrument or document furnished pursuant thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant thereto; and (vi) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Loan Party, or the performance or observance by the Borrower of any of its obligations under the Loan Documents or any other instrument or document furnished thereto.

     3. The Assignee (i) confirms that it has received copies of such of the Loan Documents and other documents delivered pursuant to Section 4 of the Credit Agreement as it has requested, together with a copy of the most recent financial statements of the Borrower received by the Agent pursuant to Section 5.1 of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (iii) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender; (iv) specifies as its Applicable Lending Offices the offices set forth beneath its name on the signature pages hereof; [1(v) represents and warrants, for the benefit of the Assignor, the Agent, the Arrangers and the Borrower, that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Arrangers, the Borrower or the Assignor with respect to any payments to be made to the Assignee with respect to the Loans; (vi) attaches, as applicable, two duly completed copies of United States Internal Revenue Service Form W-9, W-8BEN or W-8EC1 or successor applicable form, as the case may be; (vii) agrees to deliver to the Agent and the Assignor two further copies of the said Form W-9, W-8BEN or W-8EC1 or successor applicable forms or other manner of certification as to such tax matters, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by the Assignee to the Agent and the Assignor, and such extensions or renewals thereof as may reasonably be requested by the Agent or the Assignor, unless in any such case an event beyond the control of the Assignee (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent the Assignee from duly completing and delivering any such form with respect to it and the Assignee so advised the Agent and the Assignor;]
(viii) represents and warrants that it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment, and any and all other documents required or permitted to be executed or delivered by it in connection with this Assignment and to fulfill its obligations under, and to consummate the transactions contemplated by, this Assignment, and no governmental authorizations or other authorizations are required in connection therewith; and (ix) represents and warrants that this Assignment constitutes the legal, valid and binding obligation of the Assignee.


__________________________
1. Bracketed provsions to be included if Assignee is organized under the laws of any jurisdictio other tan the United States ir any state therof.

     4. The effective date for this Assignment shall be _________________ (the "EFFECTIVE DATE"). Following the execution of this Assignment, it will be delivered to the Agent for acceptance and recording by the Agent and, if applicable, for acceptance by the Borrower.

     5. Upon such acceptance and recording, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment, shall have the rights and obligations of a Lender thereunder and under the other Loan Documents and (ii) the Assignor shall, to the extent provided in this Assignment, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents.

     6. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the other Loan Documents in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the other Loan Documents for periods prior to the Effective Date, as the case may be, directly between themselves.

     7. Concurrently with the execution of this Assignment, the Assignor shall execute two counterpart original Requests for Registration, in the form of Exhibit A to this Assignment, to be forwarded to Agent. The Assignor and the Assignee further agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment, and the Assignor specifically agrees to cause the delivery of (i) two original counterparts of this Assignment and (ii) the Requests for Registration, to the Agent for the purpose of registration of the Assignee as a "Lender" pursuant to Section 9.6 of the Credit Agreement.

     8. This Assignment shall be governed by, and construed in accordance with, the laws of the State of New York.


                                      -----------------------------------------,
                                      as Assignor


                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------


                                      -----------------------------------------,
                                      as Assignee


                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------


                                      APPLICABLE LENDING OFFICES:

                                      LIBOR LOANS
                                      Address:

                                      ------------------------------------------
                                      ------------------------------------------
                                      ------------------------------------------

                                      ALTERNATE BASE RATE LOANS
                                      Address:

                                      ------------------------------------------
                                      ------------------------------------------
                                      ------------------------------------------

                                      ADDRESS FOR NOTICES:

                                      ------------------------------------------
                                      ------------------------------------------
                                      ------------------------------------------

                                      Telephone No.:
                                                    ----------------------------
                                      Telecopier No.:
                                                     ---------------------------
                                      Attention:
                                                --------------------------------

[Consented to as of the _____
day of ____________, ____.


UNIVISION COMMUNICATIONS INC.


By:
    ---------------------------------
Name:
     --------------------------------
Title:
      -----------------------------2]



_________________________
2  To be included if required by Section 9.6(c).

                                    SCHEDULE


ASSIGNOR'S COMMITMENT

Commitment                                                       $______________


ASSIGNOR'S COMMITMENT PERCENTAGE

Commitment Percentage                                                _____%


ASSIGNOR'S LOANS

Loans                                                            $______________

                                                                    EXHIBIT A TO
                                                       ASSIGNMENT AND ACCEPTANCE


                            REQUEST FOR REGISTRATION


TO:  THE CHASE MANHATTAN BANK, as Agent


     THIS REQUEST FOR REGISTRATION is made as of the date of the enclosed Assignment and Acceptance with reference to that certain Credit Agreement, dated as of October ___, 2000, among the Lenders (as defined therein), The Chase Manhattan Bank, as an arranger, BNP Paribas, as an arranger, The Chase Manhattan Bank, as administrative agent (the "AGENT"), and Univision Communications Inc., a Delaware corporation (as amended from time to time, the "CREDIT AGREEMENT"). Terms defined and the rules of interpretation contained in the Credit Agreement have the same meanings and application herein.

     The Assignor and Assignee described below hereby request that Agent register the Assignee as a Lender pursuant to Section 9.6 of the Credit Agreement effective as of the Effective Date described in the enclosed Assignment and Acceptance and, in connection with this request, certify to the Agent that the enclosed Assignment and Acceptance sets forth the correct Commitment and Commitment Percentage of the Assignee.

     Enclosed with this Request are (i) the registering and processing fee of $3,500 payable to the Agent pursuant to Section 9.6 of the Credit Agreement,
(ii) two counterpart originals of the Assignment and Acceptance and (iii) the original Note of the Borrower in favor of the Assignor in the principal amount of $__________. The Assignor and Assignee hereby jointly request that the Agent cause the Borrower to issue, pursuant to Section 9.6(c) of the Credit Agreement,
(i) a replacement Note, dated as of the same date as the original note being replaced, in favor of the Assignor in the principal amount of the balance of its Commitment (after giving effect to the Assignment) of $____________, and (ii) a new Note, dated as of the date of the note referred to in the immediately preceding clause, in favor of the Assignee in the principal amount of the Assignee's Commitment of $____________.

     IN WITNESS WHEREOF, the Assignor and Assignee have executed this Request for Registration by their duly authorized officers as of this ______ day of ________________, ____.

                                      "Assignor"

                                      ----------------------------------


                                      By:
                                         -------------------------------
                                      Name:
                                           -----------------------------
                                      Title:
                                            ----------------------------


                                      "Assignee"

                                      ----------------------------------


                                      By:
                                         -------------------------------
                                      Name:
                                           -----------------------------
                                      Title:
                                            ----------------------------


--------------------------------------------------------------------------------

                      CONFIRMATION OF REGISTRATION BY AGENT


TO:  The Assignor and Assignee referred to in the above Request for Registration

     The Agent referred to below hereby certifies that it has registered the Assignee as a Lender under the Credit Agreement, effective as of the Effective Date described above, with the Commitment and Commitment Percentage set forth for the Assignee in the Assignment and Acceptance and has adjusted the registered Commitment and Commitment Percentage of the Assignor to reflect the assignment effected by such Assignment and Acceptance.

                                      THE CHASE MANHATTAN BANK, as Agent


                                      By:
                                         -------------------------------
                                      Name:
                                           -----------------------------
                                      Title:
                                            ----------------------------

                                                                       EXHIBIT C
                                                                       TO CREDIT
                                                                       AGREEMENT


                  FORM OF NO DEFAULT/REPRESENTATION CERTIFICATE


     __________________________ the ______________ of Univision Communications
Inc., a Delaware corporation (the "BORROWER") hereby certifies in connection with the Credit Agreement dated as of October ___, 2000 among The Chase Manhattan Bank, a New York banking corporation ("CHASE"), as administrative agent, BNP Paribas, a French banking corporation, as an arranger, Chase, as an arranger, the financial institutions parties thereto and the Borrower (such Credit Agreement, as it may be amended, modified or supplemented from time to time, the "CREDIT AGREEMENT"), as of the date set forth below, that:

          (i) the representations and warranties contained in the Credit Agreement and in each other Loan Document and each certificate or other writing delivered to the Lenders prior to, on or after the Closing Date (as defined in the Credit Agreement) pursuant to the Credit Agreement and on or prior to the date of the Loans (as defined in the Credit Agreement) requested in connection herewith, are true and correct on and as of the date of the making of such Loans in all material respects as though made on and as of such date except to the extent that such representations and warranties expressly relate to an earlier date; and

          (ii) no Default (as defined in the Credit Agreement) has occurred and is continuing or would result from the making of the Loans requested in connection herewith.

     IN WITNESS WHEREOF, I HAVE HEREUNTO SIGNED MY NAME AS OF THIS ____ DAY OF ________________, ____:


                                               --------------------------------
                                               Name:
                                                     --------------------------
                                               Title:
                                                     --------------------------

                                                                       EXHIBIT D
                                                                       TO CREDIT
                                                                       AGREEMENT


                     FORM OF COVENANT COMPLIANCE CERTIFICATE



     The undersigned, _________________________, the _________________________
of Univision Communications Inc., a Delaware corporation (the "Borrower") refers to that certain Credit Agreement dated as of October ___, 2000, among The Chase Manhattan Bank, a New York banking corporation ("Chase"), as administrative agent, BNP Paribas, a French banking corporation, as an arranger, Chase, as an arranger, the financial institutions parties thereto and the Borrower (such Credit Agreement, as it may be amended, modified or supplemented from time to time, the "Credit Agreement"; capitalized terms used herein and not defined shall have the meanings assigned to them in the Credit Agreement), and certifies
(i) that, to the best of the undersigned's knowledge, the Borrower during the period ending ___________, ____ has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in the Credit Agreement and in the Notes and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, (ii) that, to the best of the undersigned's knowledge, no Default has occurred and the Borrower is in compliance with its covenants in the Loan Documents to which it is a party and
(iii) as to the accuracy of the following figures for the period ending ___________, ____:


     1.   MAXIMUM TOTAL DEBT RATIO

          a.   Funded Debt for Borrower and Subsidiaries

               A.   Capitalized Lease Obligations     $_____________

               B.   Aggregate Redemption Value of
                    Modesto Station Preferred Stock   $_____________

               C.   Indebtedness (other than
                    Indebtedness described in clauses
                    (f), (h), (i), (j) and (k) of
                    Section 6.2 of the Credit
                    Agreement)                        $_____________

               D.   A + B + C                         $_____________

          b.   EBITDA for Borrower and Subsidiaries

               A.   Net Income (after eliminating
                    extraordinary gains and losses)   $____________

               B.   provision for taxes               $____________

               C.   depreciation and amortization     $____________

               D.   Interest Expense

                    (i)  interest and (dividends)
                         on Funded Debt               $____________

                    (ii) commitment, L/C and line of
                         credit fees                  $____________

                    (iii) net amounts payable
                          (or receivable) under
                          Interest Rate Agreements    $____________

                    (iv) interest income              $____________

                    (v)  (i)+(ii) + [or -](iii)-(iv)  $____________

               E.   termination payments              $____________

               F.   payments pursuant to Non-Compete
                    Agreements                        $____________

               G.   other non-cash changes            $____________

               H.   Program Rights Payments actually
                    made or scheduled to be made.     $____________

               I.   non-cash revenues                 $____________

               J.   principal payments for
                    Transponder Leases                $____________

               K.   A+B+C+D+E+F+G-H-I-J               $____________

          c.   Ratio of (a) to (b): _____ to 1


     2.   MINIMUM TOTAL INTEREST COVERAGE RATIO

          a.   EBITDA (see 1(b)(K) above)             $_____________

          b.   Interest Expense excluding all PIK
               Interest

               A.   Interest Expense
                    (see 1(b)(D)(v) above)            $_____________


               B.   PIK Interest                      $_____________

               C.   A - B                             $_____________

          c.   Ratio of (a) to (b)(C):                    _____ to 1


     3.   MINIMUM FIXED CHARGE COVERAGE RATIO

          a.   EBITDA (see 1(b)(K) above)             $_____________

          b.   Total Debt Service/Capital
               Expenditures/Cash Income Taxes/
               Restricted Payments                    $_____________

               (i)  Total Debt Service

                    A.   Interest Expense excluding
                         all PIK Interest (see 2(b)(C)
                         above)                       $_____________

                    B.   regularly scheduled principal
                         payments on Funded Debt
                         (which result in permanent
                         reduction in availability)
                         (other than payments made
                         pursuant to Section 2.2 and
                         2.3, or Section 2.5 and 2.6
                         of the Existing Credit
                         Agreement) (see Modesto
                         Station provisions)          $_____________

                    C.   A + B                        $_____________

               (ii) Capital Expenditures made or
                    committed to be made by Borrower
                    and its Subsidiaries (including
                    property held under capital
                    leases but excluding expenditures
                    arising from Program Rights
                    Obligations and expenditures
                    under Transponder Leases)         $_____________

               (iii) Cash Income Taxes                $_____________

               (iv) Restricted Payments permitted
                    under Section 6.6(ii) of the
                    Credit Agreement (other than
                    those made by the Borrower to
                    effect a Borrower Stock Purchase) $_____________

               (v)  (i)(C) + (ii) + (iii) + (iv)      $_____________

          c.   Ratio of (a) to (b):                       _____ to 1


     4.   LIMITATION ON INVESTMENTS

          a.   Investments made pursuant to
               Section 6.7(i) of the Credit
               Agreement (cannot exceed $50,000,000
               during term of Credit Agreement)       $_____________

          b.   Other Media/Communications Investments
               (which is a component of New
               Investments) made after December 20,
               1999 (per Section 6.7(k) of the Credit
               Agreement cannot exceed $400,000,000)  $_____________


     5.   LIMITATION ON UNFUNDED LIABILITIES

          a.   unfunded liabilities of Plans of
               Borrower and Subsidiaries (cannot
               exceed $5,000,000)                     $_____________

     IN WITNESS WHEREOF, I HAVE HEREUNTO SIGNED MY NAME, AS THE
____________________ OF UNIVISION COMMUNICATIONS INC., AS OF THIS ____ DAY OF
______________, 200_:

                                     By:
                                        -----------------------------------
                                     Name:
                                          ---------------------------------
                                     Title:
                                           --------------------------------

                                                                       EXHIBIT E
                                                                       TO CREDIT
                                                                       AGREEMENT


                           FORM OF CONTINUATION NOTICE


Date:  _________________

To:      The Chase Manhattan Bank,
         as Administrative Agent
         Global Media/Telecommunications Group
         270 Park Avenue, 36th Floor
         New York, New York 10017
         Attention:  ______________


     Re: Univision Communications Inc.

     We refer to that certain Credit Agreement dated as of October ___, 2000 among The Chase Manhattan Bank, as administrative agent and an arranger, BNP Paribas, as an arranger, the financial institutions parties thereto and Univision Communications Inc. (such Credit Agreement, as amended, modified or supplemented from time to time, the "Credit Agreement"). Capitalized terms used herein and not defined have the meanings assigned to them in the Credit Agreement.

     [Pursuant to Section 2.4(a) of the Credit Agreement, the undersigned elects to convert the following LIBOR Loans to Alternate Base Rate Loans at the end of the current Interest Period for such LIBOR Loans:

LIBOR LOAN AMOUNT                            LAST DAY OF CURRENT INTEREST PERIOD
-----------------                            -----------------------------------
1.
2.
3.  [and so on]                                                ]


     [Pursuant to Section 2.4(a) of the Credit Agreement, the undersigned elects to convert Alternate Base Rate Loans in the aggregate amount of $__________ to LIBOR Loan(s) as follows:

                                   DESIRED DATE              LENGTH OF
LIBOR LOAN AMOUNT                  OF CONVERSION             INTEREST PERIOD
-----------------                  -------------             ---------------
1.
2.
3.  [and so on]                                                ]

     [Pursuant to Section 2.4(b) of the Credit Agreement, the undersigned elects to continue the Interest Periods with respect to the following LIBOR Loans for the following additional Interest Period:

                                 LAST DAY OF CURRENT      LENGTH OF CONTINUED
LIBOR LOAN AMOUNT                INTEREST PERIOD          INTEREST PERIOD
-----------------                -------------------      -------------------
1.
2.
3.  [and so on]                                                 ]


                                            Sincerely,

                                            UNIVISION COMMUNICATIONS INC.


                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                 -------------------------------

                                                                      SCHEDULE 1
                                                                      ----------




                             LENDERS AND COMMITMENTS
                             ------------------------

         LENDER                                         COMMITMENT
         -------                                        ----------
         BNP Paribas                                    $50,000,000

         The Chase Manhattan Bank                       $50,000,000

                                                                      SCHEDULE 2
                                                                      ----------




                             LENDER NOTICE ADDRESSES
                             -----------------------

BNP PARIBAS
101 California Street, Suite 3150
San Francisco, California 94111

Attention: Ms. Susan Bowes                             Fax: (415) 398-4240


THE CHASE MANHATTAN BANK
270 Park Avenue, 36th Floor
New York, New York 10017

Attention: Ms. Tracey Ewing                            Fax: (212) 270-4164

With a copy to:

Agent Bank Services Group
1 Chase Manhattan Plaza, 8th Floor
New York, New York 10081

Attention: Ms. Gloria Javier                           Fax: (212) 552-5700

                                                                      Schedule 3


Subsidiaries of Univision Communications Inc.

PTI Holdings, Inc., a Delaware Corporation
Univision Television Group, Inc.,
KWEX License Partnership, G.P., a California general partnership KUVN License Partnership, G.P., a California general partnership KMEX License Partnership, G.P., a California general partnership KDTV License Partnership, G.P., a California general partnership KFTV License Partnership, G.P., a California general partnership KTVW License Partnership, G.P., a California general partnership KXLN License Partnership, G.P., a California general partnership WGBO License Partnership, G.P., a California general partnership WXTV License Partnership, G.P., a California general partnership WLTV License Partnership, G.P., a California general partnership KUVS License Partnership, G.P., a California general partnership KUVI License Partnership, G.P., a California general partnership The Univision Network Limited Partnership
Galavision, Inc.
Sunshine Acquisition, Limited Partnership
Sunshine Acquisition Corp.
Univision Online, Inc.
Vision Latina, S.A. de C.V.
Creaciones Calientes, S.A. de C.V.
Univision - EV Holdings, LLC
Univision - Sports, LLC

                                                                      Schedule 4






                             (Intentionally Omitted)

                                                                      SCHEDULE 5
                                                                      ----------

                       BORROWER STATIONS/MEDIA LICENSES(1)


KDTV(TV), SAN FRANCISCO, CALIFORNIA, CHANNEL 14(2)
--------------------------------------------------
LICENSEE:                     KDTV License Partnership, G.P.
RENEWAL EXPIRATION:           12/1/2006


KDTV-LP, SANTA ROSA, CALIFORNIA, CHANNEL 28
--------------------------------------------------
LICENSEE:                     KDTV License Partnership, G.P.
RENEWAL EXPIRATION:           12/1/2006


KFTV(TV), HANFORD, CALIFORNIA, CHANNEL 21(3)
--------------------------------------------------
LICENSEE:                     KFTV License Partnership, G.P.
RENEWAL EXPIRATION:           12/1/2006

KABE-LP, BAKERSFIELD, CALIFORNIA, CHANNEL  39(4)
--------------------------------------------------
LICENSEE:                     KFTV License Partnership, G.P.
RENEWAL EXPIRATION:           12/1/2006


--------------------------------------
1    In addition to the following, by Public Notice dated July 18, 2000, the FCC declared Univision Television Group, Inc. the winning bidder in an auction to award the construction permit for a new television station on Channel 52 at Blanco, Texas. On August 17, 2000, Univision Television Group, Inc. filed an application for the facility. On September 5, 2000, Douglas Johnson, an unsuccessful bidder in the auction, filed a Petition to Deny the application. This matter is currently pending.
2    On October 21, 1999, KDTV License Partnership, G.P. filed an application for KDTV(TV) seeking consent to the construction of a new digital facility on Channel 51. The application is currently pending.
3    On October 22, 1999, KFTV License Partnership, G.P. filed an application for KFTV(TV) seeking consent to the construction of a new digital facility on Channel 20. The application is currently pending.
4    On June 1, 1998, KFTV License Partnership, G.P. filed an application seeking displacement relief to change the channel of operation of KABE-LP from Channel 39 to Channel 31 due to the impact of full power television station digital operations. This application was mutually exclusive with another low power television applicant seeking similar displacement relief. On November 25, 1998, a Joint Request for Approval of Settlement Agreement was filed with the FCC seeking the FCC's consent to a Settlement Agreement whereby KABE-LP would be awarded the construction permit for Channel 31. This application and Joint Request for Approval of Settlement Agreement are currently pending.

KMEX-TV, LOS ANGELES, CALIFORNIA, CHANNEL 34(5)
--------------------------------------------------
LICENSEE:                     KMEX License Partnership, G.P.
RENEWAL EXPIRATION:           12/1/2006


KTVW-TV, PHOENIX, ARIZONA, CHANNEL 33(6)
--------------------------------------------------
LICENSEE:                     KTVW License Partnership, G.P.
RENEWAL EXPIRATION:           10/1/2006


KUVE-LP, TUCSON, ARIZONA, CHANNEL 52(7)
--------------------------------------------------
LICENSEE:                     KTVW License Partnership, G.P.
RENEWAL EXPIRATION:           10/1/2006


KUVI(TV), BAKERSFIELD, CALIFORNIA, CHANNEL 45(8)
--------------------------------------------------
LICENSEE:                     KUVI License Partnership, G.P.
RENEWAL EXPIRATION:           12/1/2006

KUVN(TV), GARLAND, TEXAS, CHANNEL 23(9)
--------------------------------------------------
LICENSEE:                     KUVN License Partnership, G.P.
RENEWAL EXPIRATION:           8/1/2006

KUVN-LP, FORT WORTH, TEXAS, CHANNEL 31(10)
--------------------------------------------------


--------------------------------------
5    On October 28, 1999, KMEX License Partnership, G.P. filed an application for KMEX-TV seeking consent to the construction of a new digital facility on Channel 35. The application is currently pending.
6    On October 22, 1999, KTVW License Partnership, G.P. filed an application for KTVW-TV seeking consent to the construction of a new digital facility on Channel 34. The application is currently pending.
7    On June 1, 1998, KTVW License Partnership, G.P. filed an application seeking displacement relief to change the channel of operation of KUVE-LP from Channel 52 to Channel 38 due to the impact of full power television station digital operations. This application was mutually exclusive with other low power television applicants seeking similar displacement relief. Beginning on September 28, 1999, the FCC held an auction to resolve the mutual exclusivity, and by Public Notice dated October 12, 1999, KTVW License Partnership, G.P. was announced as the winning bidder. Mexican concurrence to the grant of this application is required. This application is currently pending. In addition, KTVW License Partnership, G.P. is the applicant for a new low power television station on Channel 48 at Tucson, Arizona. Mexican concurrence to the grant of this application is required. The application currently is pending.
8    On October 28, 1999, KUVI License Partnership, G.P. filed an application for KUVI(TV) seeking consent to the construction of a new digital facility on Channel 55. The application is currently pending.
9 On October 29, 1999, KUVN License Partnership, G.P. filed an application for KUVN(TV) seeking consent to the construction of a new digital facility on Channel 24. The application is currently pending.

LICENSEE:                     KUVN License Partnership, G.P.
RENEWAL EXPIRATION:           8/1/2006



KUVS(TV), MODESTO, CALIFORNIA, CHANNEL 19(11)
--------------------------------------------------
LICENSEE:                     KUVS License Partnership, G.P.
RENEWAL EXPIRATION:           12/1/2006


KWEX-TV, SAN ANTONIO, TEXAS, CHANNEL 41(12)
--------------------------------------------------
LICENSEE:                     KWEX License Partnership, G.P.
RENEWAL EXPIRATION:           8/1/2006


K30CE, AUSTIN, TEXAS, CHANNEL 30(13)
--------------------------------------------------
LICENSEE:                     KWEX License Partnership, G.P.
RENEWAL EXPIRATION:           8/1/2006


KXLN-TV, ROSENBERG, TEXAS, CHANNEL 45(14)
--------------------------------------------------
LICENSEE:                     KXLN License Partnership, G.P.
RENEWAL EXPIRATION:           8/1/2006

WGBO-TV, JOLIET, ILLINOIS, CHANNEL 66(15)
--------------------------------------------------
LICENSEE:                     WGBO License Partnership, G.P.


--------------------------------------
(...continued)


10   On June 1, 1998, KUVN License Partnership, G.P. filed an application seeking displacement relief to change the channel of operation of KUVN-LP from Channel 31 to Channel 47 due to the impact of full power television station digital operations. The application was granted on September 29, 2000. The construction permit will expire on September 29, 2003.
11   On October 28, 1999, KUVS License Partnership, G.P. filed an application for KUVS(TV) seeking consent to the construction of a new digital facility on Channel 18. The application currently is pending.
12   On October 22, 1999, KWEX License Partnership, G.P. filed an application for KWEX-TV seeking consent to the construction of a new digital facility on Channel 39. The application currently is pending.
13   On June 1, 1998, KWEX License Partnership, G.P. filed an application seeking displacement relief to change the channel of operation of K30CE from Channel 30 to Channel 31 due to the impact of full power television station digital operations. The application was granted on May 10, 2000. The construction permit will expire on May 10, 2003.
14   On October 21, 1999, KXLN License Partnership, G.P. filed an application for KXLN-TV seeking consent to the construction of a new digital facility on Channel 46. The application currently is pending
15   On October 29, 1999, WGBO License Partnership, G.P. filed an application for WGBO-TV seeking consent to the construction of a new digital facility on Channel 53. The application currently is pending

RENEWAL EXPIRATION:           12/1/2005


WLTV(TV), MIAMI, FLORIDA, CHANNEL 23(16)
--------------------------------------------------
LICENSEE:                     WLTV License Partnership, G.P.
RENEWAL EXPIRATION:           2/1/2005

WXTV(TV), PATERSON, NEW JERSEY, CHANNEL 41(17)
--------------------------------------------------
LICENSEE:                     WXTV License Partnership, G.P.
RENEWAL EXPIRATION:           6/1/2007

WXTV-LP, PHILADELPHIA, PENNSYLVANIA, CHANNEL 28
--------------------------------------------------
LICENSEE:                     WXTV License Partnership, G.P.
RENEWAL EXPIRATION:           8/1/2007

W47AD, HARTFORD, CONNECTICUT, CHANNEL 47(18)
--------------------------------------------------
LICENSEE:                     WXTV License Partnership, G.P.
RENEWAL EXPIRATION:           4/1/2007


--------------------------------------

16   On October 22, 1999, WLTV License Partnership, G.P. filed an application for WLTV(TV) seeking consent to the construction of a new digital facility on Channel 24. The application currently is pending.
17   On October 28, 1999, WXTV License Partnership, G.P. filed an application for WXTV(TV) seeking consent to the construction of a new digital facility on Channel 40. The application currently is pending.
18   On June 1, 1998, WXTV License Partnership, G.P. filed an application seeking displacement relief to change the channel of operation of W47AD from Channel 47 to Channel 28 due to the impact of full power television station digital operations. This application was mutually exclusive with other low power television applicants seeking similar displacement relief. On August 20, 1999, a Joint Petition was filed with the FCC seeking the FCC's consent to a Settlement Agreement, whereby W47AD would be awarded the construction permit for Channel
28. On May 5, 2000, the FCC issued a proposed grant list accepting the W47AD application for filing and giving third parties until June 5, 2000 to file Petitions to Deny. On June 12, 2000, an Informal Petition to Deny was filed against the application by Paging Associates, Inc. This matter is currently pending.

                                                                      Schedule 6

BORROWERS' AND SUBSIDIARIES' INVESTMENTS

Entravision Communications Corporation - 28.5% equity interest.
Cocorojo LLC - 49% equity interest.
Ask Jeeves En Espanol, Inc. - 50% equity interest.

                                                                      SCHEDULE 7



                        [UNIVISION GROUP STRUCTURE GRAPH]